State of Delaware
Secretary of State
Division of Corporations
Delivered 11:14 AM 01/24/2012
FILED 11:06 AM 01/24/2012
SRV 120077994 - 2796205 FILE

RESTATED CERTIFICATE OF INCORPORATION

OF

TELEPHONE AND DATA SYSTEMS, INC.

Telephone and Data Systems, Inc., a corporation organized and existing under and pursuant to the provisions of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

FIRST: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 12, 1997.

SECOND: The Certificate of Incorporation of the Corporation was restated by filing a Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on May 22, 1998 and was subsequently amended by the filing of Certificates of Amendment with the Secretary of State of the State of Delaware on July 10, 1998, June 29, 2004 and April 11, 2005.

THIRD: This Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law.

FOURTH: This Restated Certificate of Incorporation shall become effective at 5:01 p.m. (local time in Wilmington, Delaware) on January 24, 2012.

The Corporation hereby restates and integrates and further amends the Restated Certificate of Incorporation, as amended, of the Corporation by revising such document in its entirety as follows:

ARTICLE I

The name of the Corporation is Telephone and Data Systems, Inc.

ARTICLE II

The period of its duration is perpetual.

ARTICLE III

The Corporation shall have unlimited power to engage in, and to do any lawful act concerning, any and all lawful business for which corporations may be organized under the Delaware General Corporation Law above mentioned.

ARTICLE IV

A. Authorized Shares.

1. Effective as of the effectiveness of the Restated Certificate of Incorporation, which inserts this sentence (the "Effective Time"), (a) each Special Common Share, par value $.01 per share ("Special Common Shares"), issued immediately prior to the Effective Time (including shares held by the Corporation in treasury) shall

be reclassified as one validly issued, fully paid and nonassessable Common Share, par value $.01 per share ("Common Shares"), (b) each Common Share issued immediately prior to the Effective Time (including shares held by the Corporation in treasury) shall be reclassified and subdivided as 1.087 validly issued, fully paid and nonassessable Common Shares and (c) each Series A Common Share, par value $.01 per share ("Series A Common Shares"), issued immediately prior to the Effective Time (including shares held by the Corporation in treasury) shall be reclassified and subdivided as 1.087 validly issued, fully paid and nonassessable Series A Common Shares (the foregoing reclassifications and subdivisions are collectively referred to herein as the "Reclassification"). Each stock certificate that represented Special Common Shares immediately prior to the Effective Time shall, from and after the Effective Time, automatically represent the number of whole Common Shares into which the shares represented by such stock certificate have been reclassified. Each stock certificate that represented Common Shares immediately prior to the Effective Time shall, from and after the Effective Time, automatically represent the same number of Common Shares. Each stock certificate that represented Series A Common Shares immediately prior to the Effective Time shall, from and after the Effective Time, automatically represent the same number of Series A Common Shares. The additional Common Shares and Series A Common Shares that result from the Reclassification of the Common Shares and Series A Common Shares and are not represented by stock certificates issued prior to the Effective Time (a) will be either certificated or uncertificated, as determined by resolution of the Board of Directors, and (b) will be promptly recorded on the stock records of the Corporation and, if certificated, delivered to the stockholders entitled thereto. Notwithstanding anything to the contrary in this Restated Certificate of Incorporation, the Corporation may but shall not be required to issue fractions of a share in connection with the Reclassification and, in lieu of issuing fractions of a share, may take any action permitted by Section 155 of the Delaware General Corporation Law.

2. Subject to paragraph 4 of this Section A and Section B.1, the aggregate number of shares of capital stock which the Corporation is authorized to issue is 295,000,000 shares, and the designation of each class or series, the number of shares of each class or series and the par value of the shares of each class or series, are as follows:

Class	Series	No. of Authorized Shares	Par Value
Common Shares	None	265,000,000	$.01 per share
Series A Common Shares	None	25,000,000	$.01 per share
Undesignated Shares	See Section B.1	4,720,599	$.01 par value
Preferred Shares	See below	279,401	$.01 par value

A portion of the following series of Preferred Shares are issued on the date hereof.

Series	No. of Authorized Shares
S	1,209
QQ	8,368

3. The series of Preferred Shares set forth above shall have the preferences, qualifications, limitations, restrictions and rights set forth in this Restated Certificate of Incorporation, including Attachment I hereto, which Attachment is incorporated herein and made a part hereof. 269,824 Preferred Shares shall be undesignated as to series.

4. The number of authorized Undesignated Shares may be increased or decreased at any time or from time-to-time (but not below the number of such shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of shares of capital stock of the Corporation entitled to vote on all matters (not including shares entitled to vote only in the election of directors or as otherwise required by law, including Section 242(b)(2) of the DGCL) pursuant to paragraph 7(c) of Section B of this Article IV.

B. Preferences, Qualifications, Limitations, Restrictions and Rights of Shares. The preferences, qualifications, limitations, restrictions, and the special or relative rights of the Common, Series A Common, Undesignated and Preferred Shares are:

1. ***Issue of Undesignated Shares in Series.*** Authority is hereby vested in the Board to divide any or all of the Undesignated Shares into one or more classes or series of common or preferred stock, and to further divide any of those classes or series, and to fix and determine by resolution as to each class or series so established:

(a) the designation of such class or series, the number of shares to constitute such class or series and par value or stated value thereof;

(b) the rate of dividend and the terms thereof;

(c) the price at and terms and conditions by which shares may be redeemed;

(d) the amount payable upon shares in event of voluntary or involuntary liquidation;

(e) sinking fund provisions for the redemption or purchase of shares;

(f) the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of, or subject to mandatory, conversion;

(g) voting rights, if any, but in no event more than ten votes per share in connection with any matter; and

(h) such other designations, preferences and relative, participating, optional or other special rights, and qualifications or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issuance of such stock adopted by the Board. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such class or series of stock may be made dependent upon facts ascertainable outside this Restated Certificate of Incorporation or of any amendment thereto, or outside the resolution or resolutions providing for the issue of such stock adopted by the Board pursuant to the foregoing authority vested in it by this Restated Certificate of Incorporation, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series is clearly and expressly set forth in the resolution or resolutions providing for the issue of such stock adopted by the Board. The term "facts" as used in this paragraph includes, but is not limited to, the occurrence of any event, including a determination or action by any person or body, including the Corporation.

2. ***Dividends.***

(a) Except as otherwise set forth in Attachment 1 hereto or as otherwise provided in any designation of a class or series of Undesignated Shares at the time that such class or series is originally established: (i) the holders of Preferred Shares and of each class or series of Undesignated Shares which has been designated as preferred stock shall be entitled to receive, when and as declared by the Board, dividends at the rate fixed for such series, and no more, payable in quarterly installments on the first day of March, June, September and December in each year; (ii) dividends on all series of Preferred Shares and all classes and series of Undesignated Shares which have been designated as preferred stock shall be cumulative from and after the respective dates of issuance; (iii) no dividends shall be declared on the shares of any series of Preferred Shares or any class or series of Undesignated Shares which have been designated as preferred stock for any dividend period unless the full dividend for all prior dividend periods shall have been declared or shall be declared at the same time upon all Preferred Shares, and all classes and series of Undesignated Shares which have been designated as preferred stock, outstanding during such prior dividend periods; (iv) no dividends shall be declared on the shares of any series of Preferred Shares, or any class or series of Undesignated Shares which have been designated as preferred stock, unless a dividend for the same period shall be declared at the same time upon all series of Preferred Shares and all classes and series of Undesignated Shares which have been designated as preferred stock, outstanding during said period, in like proportion to the dividend rate upon such shares; and (v) no dividends shall be paid on any shares of Common Stock unless full dividends on all series of Preferred Shares, and all classes and series of Undesignated Shares which have been designated as preferred stock, for all past dividend periods and for

the current dividend period, shall have been declared and the Corporation shall have paid such dividends or shall have set apart a sum sufficient for the payment thereof.

(b) Subject to paragraph 2(a) of this Section B, the Board shall have the authority to declare and pay dividends on all or less than all of the classes or series of Common Stock in equal or unequal amounts, notwithstanding the amount of assets available for dividends on any class or series, the respective voting and liquidation rights of any class or series, the amount of prior dividends declared on any class or series or any other factor; *provided, however,* that no dividends shall be declared or paid on the Series A Common Shares unless the same, or greater, dividends, on a per share basis, are declared and paid at the same time on the Common Shares except as otherwise expressly provided in this Restated Certificate of the Corporation.

3. ***Share Distributions.*** Notwithstanding anything to the contrary herein (other than the last sentence of this paragraph 3), if at any time a dividend or other distribution is to be paid in shares of Common Stock on shares of Common Stock, such dividend or other distribution shall be paid as only as follows (including, in each case, Convertible Securities which are exercisable for or convertible or exchangeable into such shares to be distributed):

(a) Common Shares may be distributed on an equal per share basis to holders of Common Shares and Series A Common Shares may be distributed on an equal per share basis to holders of Series A Common Shares;

(b) Common Shares may be distributed on an equal per share basis to holders of Common Shares and Series A Common Shares; or

(c) Series A Common Shares may be distributed on an equal per share basis to holders of Common Shares and Series A Common Shares.

In the case of any such share dividend the Board may permit the holders of Common Stock to elect to receive cash in lieu of shares of stock. In any dividend or distribution of Common Stock, the same number of shares of Common Stock on a per share basis shall be distributed with respect to Common Shares and Series A Common Shares. For the avoidance of doubt, the preceding provisions of this paragraph 3 shall not apply to the Reclassification.

4. ***Distribution of Subsidiary in Dividend.*** If at any time a distribution is to be made of shares of capital stock of a Subsidiary, such Subsidiary shares may only be distributed to the holders of Series A Common Shares and Common Shares and, in such event, the Board shall, to the extent practicable, distribute Subsidiary shares corresponding to Series A Common Shares to the holders of Series A Common Shares and distribute Subsidiary shares corresponding to Common Shares to the holders of Common Shares; *provided, however,* that the same number of shares of common stock of the Subsidiary must be distributed with respect to each Series A Common Share and Common Share. If practicable, the Board shall recapitalize such Subsidiary through an amendment to its charter or otherwise, such that the relative rights, limitations and preferences of the shares of capital stock of such Subsidiary substantially correspond to the Series A Common Shares and Common Shares of the Corporation and their relative rights, limitations and preferences, as may be determined to be necessary or appropriate in the sole discretion of the Board, in order to permit the distribution to be effected in the foregoing manner.

5. ***Certain Provisions Relating to Liquidation.***

(a) In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the prior payment in full of the preferential amounts to which any class or series of Preferred Shares or Undesignated Shares is entitled, the holders of the outstanding shares of Common Stock shall be entitled to receive the remaining assets of the Corporation, divided among the holders of Common Stock in accordance with the per share "Liquidation Units" attributable to each class of Common

Stock. Each Series A Common Share and Common Share is hereby attributed one Liquidation Unit. The Liquidation Unit of each class or series of Common Stock shall be adjusted by the Board as appropriate to reflect equitably any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of such class of Common Stock or any dividend or other distribution of shares or similar transaction with respect to such class of Common Stock. Whenever a change in the Liquidation Units with respect to any class or series of Common Stock occurs, the Corporation shall prepare and file a statement of such change with the Secretary of the Corporation and distribute a notice of such change to all holders of shares of such class or series of Common Stock, together with a notice of such stock split, reverse split, distribution or other transaction requiring such change.

(b) A consolidation, merger, or reorganization of the Corporation with any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall not be considered a dissolution, liquidation, or winding up of the Corporation within the meaning of these provisions.

6. ***Preemptive Rights.*** No holder of shares of any class or series of the Corporation shall have any preemptive right pursuant to this Restated Certificate of Incorporation to subscribe for or acquire any unissued or treasury shares or other securities of the Corporation of the same or any other class or series, whether such shares or securities be hereby or hereafter authorized, except that holders of Series A Common Shares shall have a preemptive right to acquire unissued or treasury Series A Common Shares or securities convertible into or exchangeable for Series A Common Shares or carrying a right to subscribe to or acquire Series A Common Shares; *provided, however,* that no preemptive right shall exist to acquire any Series A Common Shares sold otherwise than for cash.

7. ***Voting.***

(a) With respect to the election of directors, the holders of (i) Common Shares, and (ii) any series of Undesignated Shares which, at the time such series of Undesignated Shares was originally established, provided that the holders of such series shall vote in the election of directors together with the holders of Common Shares (for this purpose, the "Public Holders"), voting together as one group, shall be entitled to elect at each annual meeting that number of directors which (together with all directors whose terms do not expire at the time of such meeting and who were previously elected by such holders) constitutes 25% of the total number of directors of the Corporation (rounded up to the nearest whole number), plus one director, and for this purpose the total number of directors of the Corporation shall be determined without regard to any director(s) whom the holders of one or more classes or series of Undesignated Shares have elected or have the right to elect (without regard to this Section B.7), and in such election each holder of Common Shares shall be entitled to one vote for each share of such stock standing in the name of the holder on the books of the Corporation and the holders of any class or series of Undesignated Shares shall have the voting rights fixed and determined by the Board at the time such series of Undesignated Shares was originally established.

(b) The holders of (i) Preferred Shares, (ii) Series A Common Shares and (iii) any class or series of Undesignated Shares which, at the time such class or series of Undesignated Shares was originally established, provided that the holders of such class or series shall vote in the election of directors together with the holders of Preferred Shares and Series A Common Shares (for this purpose, the "Series A Holders"), voting together as one group, shall be entitled to elect at each annual meeting that number of directors which (together with all directors whose terms do not expire at the time of such meeting and who were previously elected by such holders) are not elected by the Public Holders, as provided in paragraph 7(a) of this Section B, subject to the rights, if any, of the holders of any class or series of Undesignated Shares to elect one or more directors (without regard to this Section B.7), and in such election each holder of Series A Common Shares shall be entitled to ten votes for each share of such stock standing in the name of the holder on the books of the Corporation, the holders of series of Preferred Shares shall have the voting rights set forth on Attachment I hereto and the holders of any class or series of Undesignated Shares shall have the voting rights fixed and determined by the Board at the time such class or series of Undesignated Shares was originally established.

(c) With respect to all matters other than the election of directors, each holder of a series of Preferred Shares shall be entitled to the voting rights set forth on Attachment I hereto, each holder of

Common Shares shall be entitled to the voting rights calculated in accordance with paragraph 9(b) of this Section B for each share of such stock standing in the name of the holder on the books of the Corporation, each holder of Series A Common Shares shall be entitled to the voting rights calculated in accordance with paragraph 9(a) of this Section B for each share of such stock standing in the name of the holder on the books of the Corporation and the holders of any class or series of Undesignated Shares shall have the voting rights fixed and determined by the Board at the time such class or series of Undesignated Shares was originally established.

(d) In the event the number of issued and outstanding Series A Common Shares at any time falls below 500,000 (provided that, for the avoidance of doubt, the Reclassification shall not be deemed such an event), then with respect to the election of directors at the next annual meeting and at each annual meeting thereafter, the holders of all outstanding Preferred Shares, Common Shares, Series A Common Shares and any class or series of Undesignated Shares which, at the time such class or series of Undesignated Shares was originally established, provided that the holders of such class or series shall vote in the election of directors with the Public Holders or the Series A Holders, shall be entitled to elect all of the directors of the Corporation standing for election at any meeting of shareholders, subject to the rights, if any, of the holders of one or more classes or series of Undesignated Shares to elect one or more directors (without regard to this Section B.7), and in each such election of directors each holder of Preferred Shares shall have the voting rights set forth on Attachment I hereto, each holder of Common Shares shall be entitled to one vote for each share of such stock standing in the name of the holder on the books of the Corporation, each holder of Series A Common Shares shall be entitled to ten votes for each share of such stock standing in the name of the holder on the books of the Corporation, and the holders of any class or series of Undesignated Shares shall have the voting rights fixed and determined by the Board at the time such class or series of Undesignated Shares was originally established.

(e) The Corporation shall not merge with or consolidate with any other corporation or other entity in a transaction which requires a vote of the shareholders of the Corporation under the DGCL unless, in addition to the vote required by the DGCL, such merger or consolidation is also approved by holders of a majority of the Common Shares and the Series A Common Shares, each voting separately as a class.

8. ***Conversion at the Option of the Holder.*** Each outstanding Series A Common Share shall be convertible into one Common Share at any time at the holder's choice. Any such conversion shall be effected by the presentation and surrender of the certificates representing the Series A Common Shares to be converted at the office of the Corporation or at such other place as may from time to time be designated by the Corporation, in such form and accompanied by all transfer taxes (or proof of payment thereof), if any, as shall be required for such transfer, and upon such surrender, the holder of such stock shall be entitled to receive in exchange therefor certificates for fully paid and non-assessable Common Shares of the Corporation at the rate aforesaid, and such holder shall be registered as the holder of such Common Shares.

9. ***Calculation of Voting Power of Common Shares and Series A Common Shares in Matters other than the Election of Directors.***

(a) On all matters other than director elections that are either presented for shareholder action at a shareholder meeting or taken by written consent in lieu of a shareholder meeting, each Series A Common Share shall entitle the holder thereof to ten votes per share.

(b) On all matters other than director elections that are either presented for shareholder action at a shareholder meeting or taken by written consent in lieu of a shareholder meeting, each Common Share shall entitle the holder thereof to cast a number of votes and fractional votes determined by dividing the Aggregate Common Share Voting Power (as defined below) by the number of Common Shares outstanding on the record date fixed for determining the shareholders entitled to vote at such meeting or to act by such written consent. The quotient determined in the preceding sentence shall be rounded to the nearest six decimal places.

(c) Except to the extent provided in paragraph (d) below, the Aggregate Common Share Voting Power shall be the number of votes equal to the sum of the number of Common Shares outstanding

immediately before the Effective Time and the number of Series A Common Shares converted into Common Shares after the Effective Time.

(d) If the quotient determined in clause (i) below is greater than the quotient determined in clause (ii) below, the Aggregate Common Share Voting Power shall not be determined as set forth in paragraph (c) above but instead shall be determined as set forth in paragraph (e) below.

(i) The quotient (rounded to the nearest six decimal places) obtained pursuant to the following formula:

$$\frac{(SA_{RD} \times 10)}{(SA_{RD} \times 10) + CSO_{ET} + AC}$$

(ii) The quotient (rounded to the nearest six decimal places) obtained pursuant to the following formula (the "Aggregate Percentage of Series A Voting Power (Expressed as a Fraction)"):

$$\frac{(SA_{ET} \times 10)}{(SA_{ET} \times 10) + CSO_{ET}} = SA_{VP}$$

(e) If the condition in paragraph (d) is satisfied, the Aggregate Common Share Voting Power shall be the aggregate number of votes determined as follows:

$$\frac{(SA_{RD} \times 10)}{SA_{VP}} - (SA_{RD} \times 10)$$

(f) For purposes of this Section:

SA_{RD} = the number of Series A Common Shares outstanding on the record date fixed to determine the shareholders entitled to vote at the shareholder meeting, or entitled to act by written consent, for which the voting power of the Common Shares is sought to be determined.

SA_{VP} = the Aggregate Percentage of Series A Voting Power (Expressed as a Fraction) as of the Effective Time, as defined in clause (ii) of paragraph (d).

SA_{ET} = the number of Series A Common Shares outstanding immediately prior to the Effective Time.

AC = the total number of Common Shares issued upon conversion of Series A Common Shares after the Effective Time.

CSO_{ET} = the number of Common Shares outstanding immediately before the Effective Time. For the avoidance of doubt, the foregoing number of Common Shares shall not include Common Shares issued as a result of the Reclassification.

For the avoidance of doubt, the Reclassification shall not be deemed to have caused a conversion of Series A Common Shares into Common Shares for purposes of this paragraph 9. The voting power of the Common Shares and Series A Common Shares shall be appropriately adjusted (as determined pursuant to a resolution adopted by the Board and filed with the Secretary of the Corporation) in the event of any combination, subdivision, stock split or reclassification of the Common Shares and/or Series A Common Shares that is effected after the Reclassification.

10. ***Other Provisions.***

(a) The Board shall have the power to issue or sell any class or series of stock herein or hereafter authorized, for such consideration as the Board shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of shares of another class or series, and as otherwise permitted by law.

(b) The Board shall have the power to purchase any class or series of stock herein or hereafter authorized for such consideration as the Board shall from time to time, in its discretion, determine, whether or not lesser consideration could be paid upon the purchase of shares of another class or series, and as otherwise permitted by law.

(c) If the Corporation shall in any manner split, subdivide or combine the outstanding Common Shares or Series A Common Shares, all outstanding Common Shares and Series A Common Shares shall be proportionally split, subdivided or combined in the same manner and on the same basis. For the avoidance of doubt, the preceding sentence shall not apply to the Reclassification.

(d) Every reference in this Restated Certificate of Incorporation or under Delaware law to a majority or other proportion of shares of capital stock shall (other than, for the avoidance of doubt, references to numbers of shares in paragraph 9 of this Section B), to the extent permitted under Delaware law, refer to a majority or such other proportion of the votes entitled to be cast by such shares of capital stock.

(e) Advance notice of shareholder nominations for election of directors and other business to be brought by shareholders before a meeting of shareholders shall be given in the manner provided in the Bylaws of the Corporation.

(f) Any action required to be taken or which may be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by persons entitled to vote capital stock of the Corporation representing not less than 90% of the voting power of the shares that would be necessary to authorize or take such action at a meeting at which all shares of capital stock of the Corporation entitled to vote thereon were present and voted.

11. ***Redemption to Protect Licenses.***

(a) Notwithstanding any other provision of this Restated Certificate of Incorporation, as amended, to the contrary, any outstanding shares of stock of the Corporation (other than Series A Common Shares) shall be subject to redemption by the Corporation, by action of the Board, if in the judgment of the Board such action should be taken, pursuant to Section 151(b)(2) of the DGCL or any other applicable provision of law, to the extent necessary to prevent the loss or secure the reinstatement of, or to prevent the denial of applications for or the renewal of, any license or franchise from any governmental agency held by the Corporation or any of its Subsidiaries, or of any person in which the Corporation has any ownership or voting interest, direct or indirect, to conduct any portion of the business of the Corporation or any of its Subsidiaries, or any person in which the Corporation has any ownership or voting interest, direct or indirect, which license or franchise is conditioned upon some or all of the holders of the Corporation's stock, or any other person with the right to vote such stock or on whose behalf such stock is owned or voted, possessing prescribed qualifications or any other condition. The terms and conditions of such redemption shall be as follows:

(i) The redemption price of the shares to be redeemed pursuant to this paragraph 11 shall be equal to the lesser of (A) the Fair Market Value of such shares or (B) if such shares were purchased by such Disqualified Holder within one year of the Redemption Date, such Disqualified Holder's purchase price for such shares;

(ii) The redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

(iii) If less than all the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board;

(iv) At least 30 days' written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder); *provided* that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

(v) From and after the Redemption Date, any and all rights of whatever nature, which may be held by the owners of shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and

(vi) Such other terms and conditions as the Board shall determine.

(b) For purposes of this paragraph 11:

"*Disqualified Holder*" shall mean any holder of shares of stock of the Corporation whose holding of such stock on behalf of such holder or on behalf of any other person involving any beneficial or other indirect ownership interest or voting power with respect to such stock, either individually or when taken together with the holding or voting of shares of stock of the Corporation by any other holders or persons entitled to vote such stock, may result, in the good faith judgment of the Board, in the loss of, or the failure to secure the reinstatement of, or the denial of applications for or the renewal of, any license or franchise from any governmental agency held by the Corporation or any of its Subsidiaries or of any person in which the Corporation has any ownership or voting interest to conduct any portion of the business of the Corporation or any of its Subsidiaries or of any person in which the Corporation has any ownership or voting interest, direct or indirect.

"*Fair Market Value*" of a share of the Corporation's stock of any class or series shall mean the average Closing Price for such a share for each of the 20 most recent days on which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to this paragraph 11; *provided, however,* that if shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, "Fair Market Value" shall be determined by the Board in good faith. "Closing Price" on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked prices on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on the Nasdaq Stock Market or any system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the Board in good faith.

A "*person*" shall mean an individual, a corporation, a partnership, a joint venture, a trust or unincorporated organization, a joint stock company or similar organization, a government or any political subdivision thereof, or any other legal entity.

"*Redemption Date*" shall mean the date fixed by the Board for the redemption of shares of stock of the Corporation pursuant to this paragraph 11.

"*Redemption Securities*" shall mean any debt or equity securities (other than Series A Common Shares or securities convertible into or exchangeable for, or carrying a right to subscribe to or acquire, Series A Common Shares) of the Corporation, any of its Subsidiaries or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to subparagraph (a)(iv) of this paragraph 11, at least equal to the price required to be paid pursuant to subparagraph (a)(i) of this paragraph 11 (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

12. ***Definitions.*** In addition to the definitions set forth above in this Restated Certificate of Incorporation, unless the context requires otherwise, the following terms shall have the meanings specified below:

"*Board*" shall mean the Board of Directors of the Corporation.

"*Common Stock*" shall mean shares of capital stock of the Corporation designated as common stock, including Series A Common Shares and Common Shares.

"*Convertible Securities*" shall mean any securities of the Corporation, including preferred stock, options and other rights (other than Common Stock), that are convertible into, exchangeable for or evidence the right to purchase any shares of any class or series of Common Stock, whether upon conversion, exercise or exchange, pursuant to anti-dilution provisions of such securities or otherwise.

"*DGCL*" shall mean the Delaware General Corporation Law.

"*Subsidiary*" shall mean, with respect to any person or entity, any corporation or partnership 50% or more of whose outstanding voting securities or partnership interests, as the case may be, are directly or indirectly owned by such person or entity.

13. ***Determinations by Board.*** The Board shall make such determinations with respect to the application of the provisions of this Article IV to transactions to be engaged in by the Corporation and the powers, preferences and relative, participating, optional and other special rights of the holders of the classes of Common Stock, and the qualifications and restrictions thereon, provided by the Restated Certificate of Incorporation of the Corporation, as may be or become necessary or appropriate to the exercise of such powers, preferences and relative, participating, optional and other special rights. A record of any such determination shall be filed with the records of the actions of the Board.

If the Board designates any new class or series of capital stock, the Board shall make such determinations under this Restated Certificate of Incorporation as the Board determines may be necessary or appropriate in connection therewith.

Subject to applicable law, any determinations made in good faith by the Board under any provision of this Article IV or any certificate of designation filed pursuant hereto, and any determinations with respect to the rights of holders of any class or series of capital stock made pursuant to or in furtherance of this Article IV, shall be final and binding on all shareholders.

ARTICLE V

The address of the registered office of the Corporation is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE VI

A. ***Number and Classes of Directors.*** The number of directors of the Corporation shall be fixed by or pursuant to the Bylaws of the Corporation, but shall not be less than three. The term of office of each director elected at an annual meeting, or elected or appointed at any time in the period between annual meetings, shall expire at the next annual meeting of shareholders following such election or appointment. Each director elected or appointed shall serve until his successor shall be elected and qualify, or until his earlier death, resignation, removal or disqualification.

B. ***Removal.*** Any one or more of or all of the directors may be removed with or without cause only by a vote of the holders of at least a majority of the voting power of shares then entitled to vote in the election of such directors.

C. ***Ballots.*** The election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

ARTICLE VII

To the extent permitted by the DGCL or any other applicable law presently or hereafter in effect, no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of any fiduciary duty owed to the Corporation or its shareholders; *provided* that this provision shall not relieve a director from liability (a) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for transactions from which the director derives an improper personal benefit or (d) under Section 174 of the DGCL. This Article shall not apply to acts or omissions occurring prior to its effectiveness. No amendment to, expiration of or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, expiration or repeal.

ARTICLE VIII

The Board of the Corporation, when evaluating any proposal or offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation; (b) merge or consolidate the Corporation with another corporation; or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation may, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all factors the directors deem relevant, including without limitation (i) the effects on the customers of the Corporation or any of its subsidiaries or on such other constituencies of the Corporation as the Board considers relevant under the circumstances; (ii) not only the consideration being offered (after taking into account corporate and shareholder taxes) in relation to the then current market price for the Corporation's outstanding shares of capital stock, but also the Board's estimate of the future value of the Corporation (including the unrealized value of its properties and assets) as an independent going concern; (iii) the purpose of the Corporation, and any of its subsidiaries, to provide quality products and services on a long-term basis; and (iv) the long-term as well as short-term interests of the Corporation and its shareholders, including the possibility that such interests may be best served by the continued independence of the Corporation. If, on the basis of such factors, the Board so determines that a proposal or offer to acquire or merge the Corporation, or to sell its assets, is not in the best interests of the Corporation, it may reject the proposal or offer. If the Board determines to reject any such proposal or offer, the Board shall have no obligation to facilitate, to remove any barriers to, or to refrain from impeding the proposal or offer except as may be required by applicable law. Except to the extent required by applicable law, the consideration of any or all of such factors shall not be a violation of the business judgment rule or of any duty of the directors to the shareholders or a group of shareholders, even if the directors reasonably determine that any such factor or factors outweigh the financial or other benefits to the Corporation or a shareholder or group of shareholders.

ARTICLE IX

In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE X

Subject to the last sentence of this paragraph, each person who is or was a director or officer of the Corporation, and each person who serves or served at the request of the Corporation as a director or officer of another enterprise, shall be indemnified by the Corporation in accordance with, and to the fullest extent authorized by, the DGCL as it may be in effect from time to time. The right of indemnity provided herein shall not be deemed exclusive of any other rights to which any person may be entitled under any Bylaw, agreement, vote of shareholders or directors, or otherwise. The Corporation may provide indemnification to any such person, by agreement or otherwise, on such terms and conditions as the Board may approve. Any agreement for indemnification of any director, officer, employee or other person may provide indemnification rights which are broader or otherwise differ from those set forth herein. In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation regarding the manner and conditions under which indemnification shall be provided hereunder by the Corporation and the extent thereof from time to time as deemed appropriate by the Board in the best interests of the Corporation.

* * * * * *

IN WITNESS WHEREOF, Telephone and Data Systems, Inc. has caused this Restated Certificate to be signed by its President and Chief Executive Officer this 24th day of January, 2012.

TELEPHONE AND DATA SYSTEMS, INC.

By: LeRoy T. Carlson, Jr.

LeRoy T. Carlson, Jr.
President and Chief Executive Officer

ATTACHMENT I

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

TELEPHONE AND DATA SYSTEMS, INC.

INTRODUCTORY NOTE: This Attachment I to the Restated Certificate of Incorporation of Telephone and Data Systems, Inc., a Delaware corporation (the "Corporation"), describes the designations, rights, privileges and limitations of the series of Preferred Shares of the Corporation which remain outstanding on the filing of this Restated Certificate of Incorporation and were issued in the merger of Telephone and Data Systems, Inc., an Iowa corporation ("TDS Iowa") with and into the Corporation. Unless otherwise required by the context, for purposes of this Attachment I, (i) references to dates of issuance of any series of Preferred Shares shall mean the original dates of issuance of the related series of Preferred Shares of TDS Iowa, (ii) references to conversion rates of any series of Preferred Shares shall mean the conversion rates included in the original certificate of designation of such series by TDS Iowa, without giving effect to stock splits or other events after the original dates of issuance requiring adjustment to such conversion rates, and (iii) references to all conversion or redemption dates and periods shall be based on the original issuance date of each series of Preferred Shares of TDS Iowa.

S. $10.50/$7.00 Cumulative and Convertible Voting Series S Preferred Shares, $.01 par value, Liquidation Value $100.00 Per Share

(a) *Designation*-The designation of this series of Preferred Shares shall be "$10.50/$7.00 Cumulative and Convertible Voting Series S Preferred Shares" (hereinafter referred to as the "Series S Preferred Shares").

(b) *Dividends*-The rate of dividend payable upon Series S Preferred Shares shall be ten and 50/100 dollars ($10.50) per share per annum during the first year after issuance and seven and no/100 dollars ($7.00) per share per annum thereafter.

(c) *Voting Rights*-

(1) With respect to all matters, each holder of Series S Preferred Shares shall be entitled to one vote for each share of such stock standing in the name of the holder on the books of the Corporation.

(2) With respect to the election of directors, the holders of Series S Preferred Shares shall have class voting rights (voting together with the holders of (A) other Preferred Shares that are entitled to vote thereon and that were issued after October 31, 1981, and (B) Series A Common Shares) to the extent provided in Article IV of the Restated Certificate of Incorporation of the Corporation.

(d) *Conversion*-

(1) The Series S Preferred Shares shall be convertible into the Corporation's Common Shares as hereinafter provided, and when and as so converted, such Series S Preferred Shares shall be canceled and retired and shall not be reissued as such. Commencing upon issuance and terminating four (4) years thereafter, the Series S Preferred Shares may be converted, upon written notice to the Corporation, into Common Shares of the Corporation at the rate of four (4) Common Shares for each Series S Preferred Share. On presentation and surrender to the Corporation at its offices of the certificate representing the

Series S Preferred Shares to be converted, the holder thereof shall be entitled to receive in exchange therefor certificates for the fully paid and non-assessable Common Shares of the Corporation at the rate aforesaid, all under suitable regulations to be prescribed by the board of directors of the Corporation. Conversion of Series S Preferred Shares in the manner aforesaid shall not affect the right of the converting holder thereof to receive dividends accrued but unpaid thereon as of the dividend payment date immediately prior to conversion.

(2) The number of Common Shares into which each Series S Preferred Share is convertible shall be subject to adjustment from time to time as set forth in clauses (A) and (B) of this subparagraph (2):

(A) In case the Corporation shall (i) pay a dividend on its Common Shares in shares of the Corporation (ii) subdivide its outstanding Common Shares, (iii) combine the outstanding Common Shares into a smaller number of shares or (iv) issue by reclassification of its Common Shares (whether pursuant to a merger or consolidation or otherwise) any shares of the Corporation, then the holder of each Series S Preferred Share shall be entitled to receive upon the conversion of such share, the number of shares of the Corporation which he would have owned or would have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event. An adjustment made pursuant to this provision shall become effective retroactively with respect to conversions made subsequently to the record date in the case of a dividend, and shall become effective on the effective date in the case of a subdivision, combination or reclassification.

(B) No adjustment in the conversion rate shall be required unless such adjustment would require an increase or decrease in such rate of at least one-tenth (1/10) of a Common Share; provided, however, that any adjustments which by reason of this clause (B) are not required to be made shall be carried forward and taken into account by any subsequent adjustment.

(3) The Corporation shall at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issuance upon conversion of Series S Preferred Shares as herein provided, such number of Common Shares as shall then be issuable upon the conversion of all outstanding Series S Preferred Shares.

(4) Fractional Common Shares shall not be issued upon conversion of Series S Preferred Shares, nor shall cash adjustments be made for fractional shares upon such conversion.

(5) For the purposes of this paragraph (d), the term "Common Shares" shall mean (A) the class of stock designated as the Common Shares of the Corporation on May 22, 1998, or (B) any other class of stock resulting from successive changes or reclassifications of such class consisting solely of a change in par value, or a change from no par value to par value.

(e) *Liquidation*-The amount payable upon each Series S Preferred Share in the event of either voluntary or involuntary liquidation shall be $100.00, plus a sum equal to the amount of all accumulated and unpaid dividends thereon.

QQ. Redeemable Voting Series QQ Preferred Shares, $.01 par value, Liquidation Value $100.00 Per Share

(a) *Designation*-The designation of the series of Preferred Shares created by this resolution shall be "Redeemable Voting Series QQ Preferred Shares" (hereinafter referred to as the "Series QQ Preferred Shares").

(b) *Dividends*-Each holder of a Series QQ Preferred Share shall be entitled to receive, when, as and if declared by the board of directors of the Corporation, cumulative dividends during each fiscal quarter to the extent set forth below. Such dividends shall commence to accrue (whether or not declared), without interest, with the fiscal quarter ending December 31, 1991, at a per annum rate of four dollars ($4.00) per share and shall be paid (if and when declared) in cash on the first business day after the end of the quarter for which accrued; provided, however,

that any dividends accrued with respect to the first thirteen quarters after September 30, 1991, shall be paid by issuing additional Series QQ Preferred Shares at the annual rate of .04 of a share for each outstanding Series QQ Preferred Share; and such dividends shall accrue thereafter at a per annum rate of six dollars ($6.00) per share. If with respect to any of the first thirteen quarters after September 30, 1991, any of the additional Series QQ Preferred Shares to be paid in satisfaction of the dividend then accrued are not issued, then, for the purpose of determining the cumulative dividends to which each holder of Series QQ Preferred Shares shall thereafter be entitled to receive with respect to subsequent fiscal quarters ended on or before December 31, 1994, the additional Series QQ Preferred Shares not so issued shall be deemed to have been issued as of the first business day following the fiscal quarter for which accrued and to accrue dividends commencing with the quarter in which deemed to be issued.

(c) *Redemption at Election of Corporation-*

(1) Unless the holder shall have elected to have the Series QQ Preferred Shares redeemed in accordance with subparagraph (d)(1) hereof, the Series QQ Preferred Shares shall thereafter be redeemable in whole but not in part by the Corporation, upon giving notice as provided in subparagraph (c)(2) hereof, by delivering, at the option of the Corporation, on any date set for redemption (the "Redemption Date"), for each Series QQ Share (A) 4.35003 (the "Redemption Ratio") fully paid and non-assessable Common Shares, par value $1.00 per share ("USCC Common Shares"), of United States Cellular Corporation, a Delaware corporation ("USCC"), or (B) that number of Common Shares, par value $1.00 per share, of the Corporation ("TDS Common Shares") having a Market Value equal to the Market Value of one USCC Common Share multiplied by the Redemption Ratio, or (C) a combination of USCC Common Shares and TDS Common Shares having an aggregate Market Value equal to the Market Value of one USCC Common Share multiplied by the Redemption Ratio, or (D) cash (paid by certified check) equal to the Market Value of one USCC Common Share multiplied by the Redemption Ratio.

(2) Notice of an election under the redemption provision in subparagraph (c)(1) above shall be mailed (by first class, postage prepaid) to each holder of Series QQ Preferred Shares to be redeemed at the address appearing on the records of the Corporation not less than thirty (30) days prior to the Redemption Date. If the Corporation elects to redeem any of the Series QQ Preferred Shares in cash and, on or before the Redemption Date specified in such notice, the funds necessary for such redemption shall have been set aside by the Corporation so as to be available for payment to the holders of Series QQ Preferred Shares so called for redemption upon such holders' surrender of such Series QQ Preferred Shares to the Corporation, then, notwithstanding that any certificate representing Series QQ Preferred Shares so called for redemption shall not have been surrendered for cancellation, all rights with respect to such Series QQ Preferred Shares so called for redemption, including any right to vote or otherwise participate in the determination of any proposed corporate action, shall terminate at the close of business on such Redemption Date, except only the right of the holder to receive the Redemption Price therefor, but without interest.

(3) Each notice of redemption shall state:

(A) the Redemption Date;

(B) the number of Series QQ Preferred Shares to be redeemed;

(C) whether the Redemption Price will be paid in cash (by certified check), by the issuance of TDS Common Shares, by the transfer of USCC Common Shares, or by a combination thereof; and

(D) the place where certificates for the Series QQ Preferred Shares are to be surrendered for payment of the Redemption Price.

(4) Each holder of Series QQ Preferred Shares to be redeemed shall present and surrender his certificate for such shares to the Corporation at the place designated in such notice. Within two business days after the date of such presentation or, if later, upon the Redemption Date, the Redemption Price of

such shares shall be paid to or on the order of the person whose name appears on such certificate as the owner thereof and each surrendered certificate shall be canceled. From and after the Redemption Date (unless the Corporation shall default in payment of the Redemption Price), all rights of the holders thereof as shareholders of the Corporation, except the right to receive the Redemption Price thereof, without interest, upon the surrender of certificates representing the same, shall cease and terminate, such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever.

(5) For purposes of this Statement, (A) the "Market Value" per share of TDS Common Shares or USCC Common Shares at any time as of which such value is to be determined shall be deemed to be the average "Closing Price" (as defined below) for TDS or USCC Common Shares, as the case may be, for the five trading days ending on the fifth business day preceding the relevant Redemption Date, Accelerated Redemption Date or effective date of a Going Private Transaction of the type referred to in clause (d)(4)(C) below, (B) a "business day" means a day on which the New York Stock Exchange or other principal stock exchange or over-the-counter market on which the TDS or USCC Common Shares, as the case may be, are traded was open for at least one-half of its normal business day, and (C) the "Closing Price" on any day shall be the last sale price of such shares, regular way, as reported in a composite published report of transactions which includes transactions on the exchange or other principal markets in which such shares are traded or, if there is no such composite report as to any such day, the last reported sale price, regular way (or if there is no such reported sale on such day, the average of the closing reported bid and asked prices) on the principal United States securities trading market (whether a stock exchange, National Association of Securities Dealers Automated Quotation System or otherwise) on which such shares are traded.

(d) *Redemption at Election of Holder-*

(1) The Series QQ Preferred Shares outstanding on January 1, 1995, shall be redeemable in whole or in part at the option of the holder thereof on January 31, 1995, upon written notice given by such holder at the office or agency maintained by the Corporation for that purpose.

(2) Each Series QQ Preferred Share tendered to the Corporation for redemption pursuant to subparagraph (d)(1) above shall be redeemed by the Corporation on the date specified in the notice (and permitted by this Statement) referred to in subparagraph (d)(1) above (which shall be the "Redemption Date" of such shares), by delivering, at the option of the Corporation, (A) that number of fully paid and non-assessable USCC Common Shares determined by multiplying one (1) by the Redemption Ratio, or (B) that number of TDS Common Shares having a Market Value equal to the Market Value of one USCC Common Share multiplied by the Redemption Ratio, or (C) a combination of USCC Common Shares and TDS Common Shares having an aggregate Market Value equal to the Market Value of one USCC Common Share multiplied by the Redemption Ratio.

(3) Upon presentation and surrender of the certificate representing the Series QQ Preferred Shares to be redeemed, the holder thereof shall be entitled to receive in exchange therefor a certificate or certificates representing the fully paid and non-assessable TDS Common Shares, USCC Common Shares, or a combination thereof, determined in the manner set forth in subparagraph (d)(2) above. In addition, if any additional Series QQ Preferred Shares that were to be issued in payment of dividends accrued with respect to the first thirteen quarters after September 30, 1991, were not issued prior to the Redemption Date, then such holder shall also receive, in satisfaction of such dividends, the additional TDS Common Shares, USCC Common Shares, or a combination thereof, determined in the manner set forth in subparagraph (d)(2) above, which such holder would have received if such additional shares had been issued and had been tendered for redemption.

(4) The amount and kind of securities or property to be delivered pursuant to subparagraph (c)(1) or (d)(2) above shall be subject to adjustment from time to time as follows:

(A) In case USCC shall (i) take a record of the holders of USCC Common Shares for the purpose of entitling them to receive a dividend payable in USCC Common Shares,

(ii) subdivide the outstanding USCC Common Shares, or (iii) combine the outstanding USCC Common Shares into a smaller number of shares, the Redemption Ratio shall be adjusted (or further adjusted in the case of successive such events) so that each holder of Series QQ Preferred Shares shall thereafter be entitled upon the redemption of each share thereof held by him to receive for each such share the number of USCC Common Shares which he would have owned or been entitled to receive after the happening of that one of the events described above which shall have happened had such Series QQ Preferred Share been redeemed immediately prior to the happening of such event in exchange for USCC Common Shares, such entitlement to become effective immediately after the opening of business on the day next following (x) the record date for such dividend, or (y) the day upon which such subdivision or combination shall become effective.

(B) In case USCC shall take a record of the holders of USCC Common Shares for the purpose of entitling them to receive an Extraordinary Dividend (as hereinafter defined), the holder of each Series QQ Preferred Share shall be entitled in each such case to an additional cash payment upon the redemption of such share in an amount equal to the amount of cash and the fair market value as of such record date of any property other than cash that such holder would have been entitled to receive as a result of such Extraordinary Dividend had such Series QQ Preferred Share been redeemed immediately prior to such record date in exchange for USCC Common Shares. As used herein the term "Extraordinary Dividend" means any dividend upon USCC Common Shares payable in cash and/or in property other than cash if and to the extent that on the record date thereof the amount of such cash and the fair market value of such property per USCC Common Share (when added to all other dividends (other than any dividend referred to in clause (d)(4)(A) above) previously paid on USCC Common Shares during the same Payment Period (as hereinafter defined)) exceeds ten percent of the average Closing Price for USCC Common Shares for the five trading days ending on such record date; provided, however, that the term "Extraordinary Dividend" shall not include any dividend referred to in clause (d)(4)(A) above. As used herein the term "Payment Period" means each consecutive 12-month period commencing on October 1, 1991, and each anniversary thereof.

(C) In case USCC shall effect a Going Private Transaction (as hereinafter defined) in which the consideration to be received by the holders of USCC Common Shares consists of equity securities of TDS, then, notwithstanding any provision of this Statement to the contrary, upon the subsequent redemption of the Series QQ Preferred Shares, each Series QQ Preferred Share tendered to the Corporation for redemption pursuant to subparagraph (c)(2) or (d)(1) above shall be redeemed by the Corporation on the Redemption Date specified in the redemption notice (and otherwise permitted by this Statement) by delivering that number of TDS Common Shares having a Market Value as of the effective date of such Going Private Transaction equal to the Market Value on such date of that number of USCC Common Shares for which such Series QQ Preferred Share might have been redeemed immediately prior to such Going Private Transaction, plus that number of USCC Common Shares which the holder of such Series QQ Preferred Share would have been entitled to receive if all of the additional Series QQ Preferred Shares to be issued in payments of accrued dividends for the first thirteen quarters after September 30, 1991, pursuant to the proviso in paragraph (b) above, had been issued and immediately redeemed for USCC Common Shares on the last business day immediately preceding the effective date of such Going Private Transaction. The TDS Common Shares to be delivered pursuant to this clause (d)(4)(C) shall be subject to adjustment from time to time after the effective date of a Going Private Transaction of the type referred to in this clause pursuant to clauses (d)(4)(A) and (B) as if such clauses referred to TDS and TDS Common Shares rather than USCC and USCC Common Shares, respectively.

(D) No adjustment in the number of TDS or USCC Common Shares, as the case may be, to which any holder is entitled pursuant to the application of clause (d)(4)(A) above shall be required unless such adjustment would require an increase or decrease of at least 1/10th of a TDS or USCC Common Share, as the case may be; provided, however, that any adjustments

which by reason of this clause (D) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(5) Each holder who has given notice pursuant to subparagraph (d)(1) above shall deliver the certificate representing the Series QQ Preferred Shares to be redeemed to the Corporation with the notice of the redemption. In case fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(e) *Redemption in the Event of Organic Change*-In case USCC shall propose to effect any reorganization or reclassification of USCC Common Shares, consolidate or merge with another corporation, or sell to another corporation all or substantially all of its assets in such a way that holders of its outstanding USCC Common Shares shall be entitled to receive (either directly or upon subsequent liquidation) stock, securities, cash or other property with respect to or in exchange for such USCC Common Shares (collectively, any "Organic Change"), and immediately after such Organic Change TDS or USCC would no longer be under common control within the meaning of Rule 405 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (a "Disaffiliation Transaction"), or USCC or TDS shall propose to effect any transaction or series of transactions of the type described in paragraph (a)(3)(i) of Rule 13e-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended, in which USCC is the "issuer", which has one of the effects described in paragraph (a)(3)(ii) of such Rule (a "Going Private Transaction"), and in which the consideration to be received by the holders of USCC Common Shares is something other than equity securities of TDS, then TDS shall deliver a notice of redemption (as described in subparagraph (c)(3) above) to each holder of Series QQ Preferred Shares at least ten business days prior to the earliest date (the "Effective Date") on which holders of USCC Common Shares shall become entitled to receive stock, securities, cash or other property in connection with such Disaffiliation Transaction or such Going Private Transaction. Such notice of redemption shall specify the Effective Date and each Series QQ Preferred Share shall be redeemed on a date (the "Accelerated Redemption Date") which is not later than the last business day preceding such Effective Date by the delivery by the Corporation of that number of USCC Common Shares for which such Series QQ Preferred Share might have been redeemed immediately prior to such Disaffiliation Transaction or such Going Private Transaction, plus that number of USCC Common Shares which the holder of such Series QQ Preferred Share would have been entitled to receive if all of the additional Series QQ Preferred Shares to be issued in payment of accrued dividends for the first thirteen fiscal quarters after September 30, 1991, pursuant to the proviso in paragraph (b) above, had been issued and immediately redeemed for USCC Common Shares on the Accelerated Redemption Date.

(f) *No Fractional Shares*-No fractional TDS Common Shares or USCC Common Shares shall be issued upon the redemption of Series QQ Preferred Shares, nor shall cash adjustments be made for fractional shares upon such redemption.

(g) *Terminology*-For purposes of this Statement, the term "TDS Common Shares" and the term "USCC Common Shares" shall mean (A) the class of stock designated as the Common Shares of the Corporation and the Common Shares of USCC, respectively, on May 22, 1998, or (B) any other class of stock resulting from successive changes or reclassifications of such class consisting solely of a change in par value, or a change from no par value to par value.

(h) *Voting Rights*-

(1) With respect to all matters, each holder of Series QQ Preferred Shares shall be entitled to one vote for each share of such stock standing in the name of the holder on the books of the Corporation.

(2) With respect to the election of directors, the holders of Series QQ Preferred Shares shall have class voting rights (voting together with the holders of (A) other Preferred Shares that are entitled to vote thereon and that were issued after October 31, 1981, and (B) Series A Common Shares) to the extent provided in Article IV of the Restated Certificate of Incorporation of the Corporation.

(i) *Preference Value in Liquidation*-The amount payable upon each Series QQ Preferred Share in the event of either voluntary or involuntary liquidation shall be $100.00.

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:26 PM 03/01/2021
FILED 05:26 PM 03/01/2021
SR 20210748848 - File Number 2796205

CERTIFICATE OF DESIGNATIONS OF

6.625% SERIES UU CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK

OF

TELEPHONE AND DATA SYSTEMS, INC.

Telephone and Data Systems, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "**Corporation**"), in accordance with the provisions of Sections 103 and 151 thereof, does hereby certify:

The board of directors of the Corporation (the "**Board of Directors**"), in accordance with the Certificate of Incorporation and restated Bylaws, as amended (the "**Bylaws**"), of the Corporation and applicable law, authorized the issuance and sale by the Corporation of shares of its Preferred Stock pursuant to resolutions adopted by the Board of Directors effective February 17, 2021 (the "**Resolutions**"), and pursuant to the authority conferred upon the pricing committee of the Board of Directors (the "**Committee**") in accordance with Section 141(c) of the General Corporation Law of the State of Delaware and the resolutions of the Board of Directors, on February 23, 2021 the Committee adopted resolutions creating and setting forth the terms of a series of Preferred Stock of the Corporation designated as the "6.625% Series UU Cumulative Redeemable Perpetual Preferred Stock."

Pursuant to the authority vested in the Committee and in accordance with the Resolutions, the provisions of the Certificate of Incorporation and Bylaws of the Corporation and applicable law, the 6.625% Series UU Cumulative Redeemable Perpetual Preferred Stock., par value $0.01 per share, of the Corporation be and hereby is created, and the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series, are as follows:

SECTION 1. DESIGNATION. The distinctive serial designation of such series of Preferred Stock is "6.625% Series UU Cumulative Redeemable Perpetual" (the "**Series UU Preferred Stock**"). Each share of Series UU Preferred Stock shall be identical in all respects to every other share of Series UU Preferred Stock, except as to the respective dates from which dividends thereon shall accumulate, to the extent such dates may differ as permitted pursuant to Section 5(a) below.

SECTION 2. NUMBER OF SHARES. The authorized number of shares of Series UU Preferred Stock shall be 18,400. Shares of Series UU Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Series UU Preferred Stock.

SECTION 3. DEFINITIONS. As used herein with respect to Series UU Preferred Stock:

(a) "**Affiliate**" means (a) a Person owning, directly or indirectly, the combined voting power of all classes of capital stock of the Corporation that is sufficient to elect at least a majority of the members of the Board, or (b) a Person of which the Corporation, directly or indirectly, owns or controls shares or securities or other interests having combined voting power sufficient to permit the Corporation to elect at least a majority of the members of the board of directors or other governing body of such Person.

(b) "**Agent Members**" has the meaning specified in Section 14(b).

(c) "**Business Day**" means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the City of New York are not authorized by law to close.

(d) "**Certificate of Designations**" means this Certificate of Designations relating to the Series UU Preferred Stock, as it may be amended from time to time.

(e) "**Certificate of Incorporation**" shall mean the Restated Certificate of Incorporation of the Corporation, effective as of January 24, 2012, as the same may be amended or restated from time to time, and shall include this Certificate of Designations.

(f) "**Certificated Series UU Preferred Stock**" has the meaning specified in Section 14.

(g) "**Change of Control**" means the occurrence of any of the following after the Issue Date of the Series UU Preferred Stock:

(i) the acquisition by any Person, including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13(d)(3) promulgated under the Exchange Act, of the then outstanding securities of the Corporation (the "**Outstanding Voting Securities**") having sufficient voting power of all classes of capital stock of the Corporation to elect 50% or more of the members of the Board, excluding, however, the following: (i) any acquisition directly from the Corporation or an Affiliate (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege, unless the security being so exercised, converted or exchanged was acquired directly from the Corporation or an Affiliate), (ii) any acquisition by the Corporation or an Affiliate, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Corporation or an Affiliate, (iv) any acquisition by the following Persons: (A) any child of LeRoy T. Carlson or the spouse of any such child, (B) any grandchild of LeRoy T. Carlson, including any child adopted by any child of LeRoy T. Carlson, or the spouse of any such grandchild, (C) the estate of any of the Persons described in clauses (A)-(B), (D) any trust or similar arrangement (including any acquisition on behalf of such trust or similar arrangement by the trustees or similar Persons) provided that all of the current beneficiaries of such trust or similar arrangement are Persons described in clauses (A)-(B) or their lineal descendants, or (E) the voting trust established by the Amended and Restated Voting Trust Agreement dated as of June 30, 1989, which expires on June 30, 2035 (the "**Voting Trust**"), or any successor to such Voting Trust, including the trustees of such Voting Trust on behalf of such Voting Trust (all such Persons, collectively, the "**Exempted Persons**"); or

(ii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "**Corporate Transaction**"), excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the Persons who are the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, (x) sufficient voting power to elect at least a majority of the members of the board of directors of the corporation resulting from the Corporate Transaction and (y) more than 50% of the combined voting power of the outstanding securities which are entitled to vote generally on matters (without regard to the election of directors) of the corporation resulting from such Corporate Transaction (including in each of clauses (x) and (y), without limitation, a corporation which as a result of such transaction owns, either directly or indirectly, the Corporation or all or substantially all of the Corporation's assets), in substantially the same proportions relative to each other as the shares of Outstanding Voting Securities are owned immediately prior to such Corporate Transaction or (ii) no Person (other than the following Persons: (v) the Corporation or an Affiliate, (w) any employee benefit plan (or related trust) sponsored or maintained by the Corporation or an Affiliate, (x) the corporation resulting from such Corporate Transaction, (y) the Exempted Persons, and (z) any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 50% or more of the Outstanding Voting Securities) will beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding securities of such corporation entitled to vote generally on matters (without regard to the election of directors).

(h) "**Change of Control Conversion Right**" means the right of a holder of Series UU Preferred Stock to convert some or all of the Series UU Preferred Stock held by such holder on the Change of Control Conversion Date into a number of Common Stock per share of Series UU Preferred Stock.

(i) "**Change of Control Conversion Date**" means the date fixed by the Board of Directors, in its sole discretion, as the date the Series UU Preferred Stock is to be converted, which will be a Business Day that is no

fewer than 20 days nor more than 35 days after the date on which the Corporation provide the notice described above to holders of the Series UU Preferred Stock.

(j) "**Change of Control Triggering Event**" means the occurrence of a Change of Control that is accompanied or followed by either a downgrade by one or more gradations (including both gradations within ratings categories and between ratings categories) or withdrawal of the rating of the Series UU Preferred Stock within the Ratings Decline Period (in any combination) by all three Rating Agencies, as a result of which the rating of the Series UU Preferred Stock on any day during the Ratings Decline Period is withdrawn or below the rating by all three Rating Agencies in effect immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement).

(k) "**Common Stock**" means the common stock, par value $0.01 per share, of the Corporation.

(l) "**Common Stock Price**" means (i) the amount of cash consideration per share of Common Stock, if the consideration to be received in the Change of Control by the holders of Common Stock is solely cash; and (ii) the average of the closing prices for Common Stock on the NYSE (as defined below) for the ten consecutive trading days immediately preceding, but not including, the Change of Control Conversion Date, if the consideration to be received in the Change of Control by the holders of Common Stock is other than solely cash.

(m) "**Depositary Shares**" means the depositary shares, each representing a one-thousandth ($1/1,000^{th}$) interest in a share of the Series UU Preferred Stock, evidenced by depositary shares.

(n) "**Dividend Payment Date**" has the meaning specified in Section 5.

(o) "**Dividend Period**" with respect to the Series UU Preferred Stock means each period commencing on (and including) a Dividend Payment Date and continuing to, but excluding, the next succeeding Dividend Payment Date, except that the first Dividend Period for the initial issuance of Series UU Preferred Stock shall commence on (and include) the Issue Date.

(p) "**Dividend Record Date**" has the meaning specified in Section 5.

(q) "**Exchange Act**" means the Securities Exchange Act of 1934, as amended.

(r) "**Fitch**" means Fitch Ratings Inc. and its successors.

(s) "**Global Depositary**" has the meaning specified in Section 14.

(t) "**Global Legend**" has the meaning specified in Section 14.

(u) "**Global Series UU Preferred Stock**" has the meaning specified in Section 14.

(v) "**Issue Date**" shall mean March 2, 2021, which is the original issue date of the Series UU Preferred Stock.

(w) "**Junior Stock**" has the meaning specified in Section 4(a).

(x) "**Liquidation Preference**" has the meaning specified in Section 6.

(y) "**Liquidation Preference Amount**" means $25,000 per share of Series UU Preferred Stock.

(z) "**Moody's**" means Moody's Investors Service, Inc., a subsidiary of Moody's Corporation, and its successors.

(aa) "**Nonpayment Event**" has the meaning specified in Section 8(b).

(bb) "**NYSE**" means the New York Stock Exchange.

(cc) "**Named Ratings Agencies**" means:

(i) each of Moody's, S&P and Fitch; and

(ii) if any of Moody's, S&P or Fitch ceases to rate the Series UU Preferred Stock or fails to make a rating of the Series UU Preferred Shares, as the case may be, publicly available for reasons outside of the Corporation's control, a "nationally recognized statistical rating organization" as defined in Section 3(a)(62) under the Exchange Act selected by the Corporation as a replacement agency for any or all of Moody's, S&P or Fitch, as the case may be.

(dd) "**Parity Stock**" has the meaning specified in Section 4(a).

(ee) "**Person**" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

(ff) "**Preferred Stock**" means any and all series of preferred stock, having a par value of $0.01 per share, of the Corporation, including the Series UU Preferred Stock.

(gg) "**Preferred Stock Directors**" has the meaning specified in Section 8(b).

(hh) "**Ratings Decline Period**" means the period that (i) begins on the occurrence of a Change of Control and (ii) ends 60 days following such consummation of such Change of Control.

(ii) "**Ratings Event**" means that any nationally recognized statistical rating organization as defined in Section 3(a)(62) of the Exchange Act or in any successor provision thereto, that then publishes a rating for the Corporation (a "**Rating Agency**") amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series UU Preferred Stock, which amendment, clarification or change results in:

(i) the shortening of the length of time the Series UU Preferred Stock is assigned a particular level of equity credit by that Rating Agency as compared to the length of time they would have been assigned that level of equity credit by that Rating Agency or its predecessor on the initial issuance of the Series UU Preferred Stock; or

(ii) the lowering of the equity credit (including up to a lesser amount) assigned to the Series UU Preferred Stock by that Rating Agency as compared to the equity credit assigned by that Rating Agency or its predecessor on the initial issuance of the Series UU Preferred Stock.

(jj) "**Registrar**" means Computershare Trust Company, N.A. (or any successor thereto), in its capacity as registrar for the Series UU Preferred Stock.

(kk) "**Senior Stock**" has the meaning specified in Section 4(a).

(ll) "**S&P**" means S&P Global Ratings, a division of S&P Global Inc., and its successors.

(mm) "**Transfer Agent**" means Computershare Trust Company, N.A. (or any successor thereto), in its capacity as transfer agent for the Series UU Preferred Stock.

(nn) "**Voting Preferred Stock**" means, with regard to any election or removal of a Preferred Stock Director (as defined in Section 4 below) or any other matter as to which the holders of Series UU Preferred Stock are entitled to vote as specified in Section 8 of this Certificate of Designations, any and all class or series of Preferred Stock (other than Series UU Preferred Stock) that rank equally with Series UU Preferred Stock either as to the payment of dividends (whether cumulative or non-cumulative) or as to the distribution of assets upon

liquidation, dissolution or winding-up of the affairs of the Corporation and upon which like voting rights have been conferred and are exercisable with respect to such matter.

SECTION 4. RANKING

(a) RANKING. The shares of Series UU Preferred Stock shall rank, with respect to the payment of dividends (whether cumulative or non-cumulative) and distributions upon the liquidation, dissolution or winding-up of the affairs of the Corporation:

(i) senior to the Common Stock and to each other class or series of the Corporation's capital stock established after the Issue Date that is not expressly made senior to, or on parity with, the Series UU Preferred Stock as to the payment of dividends or amounts payable on a liquidation, dissolution or winding-up of the affairs of the Corporation (the "**Junior Stock**");

(ii) on a parity with any class or series of the Corporation's capital stock established after the Issue Date that is expressly made on parity with the Series UU Preferred Stock as to the payment of dividends and amounts payable on a liquidation, dissolution or winding-up of the affairs of the Corporation (the "**Parity Stock**");

(iii) junior to any class or series of the Corporation's capital stock established after the Issue Date that is expressly made senior to the Series UU Preferred Stock as to the payment of dividends or amounts payable on a liquidation, dissolution or winding-up of the affairs of the Corporation (the "**Senior Stock**");

(iv) junior to all of the Corporation's existing and future indebtedness (including indebtedness outstanding under the Corporation's credit facilities and unsecured senior notes) and other liabilities with respect to assets available to satisfy claims against the Corporation; and

(v) structurally subordinated to existing and future indebtedness and other liabilities of the Corporation's subsidiaries and future preferred stock of the Corporation's subsidiaries.

The Corporation may authorize and issue additional shares of Series UU Preferred Stock at any time and from time to time without notice to, or the consent of, the holders of the Series UU Preferred Stock, and such additional shares of Series UU Preferred Stock will be deemed to form a single series together with all outstanding shares of the Series UU Preferred Stock.

The Corporation may issue Parity Stock and Junior Stock at any time and from time to time in one or more series without the consent of the holders of the Series UU Preferred Stock. The Corporation's ability to issue any Senior Stock is limited as described under Section 8.

Parity Stock with respect to the Series UU Preferred Stock may include series of the Corporation's preferred stock that have different dividend rates, redemption or conversion features, mechanics, dividend periods, payment of dividends (whether cumulative or non-cumulative), payment dates or record dates than the Series UU Preferred Stock.

SECTION 5. DIVIDENDS.

(a) RATE. (i) Holders of Series UU Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors or any duly authorized committee of the Board of Directors out of funds legally available for the payment of dividends under Delaware law, cumulative cash dividends per each share of Series UU Preferred Stock at the rate determined as set forth below in this Section 5 applied to the Liquidation Preference Amount of $25,000 per share of Series UU Preferred Stock. Dividends on the Series UU Preferred Stock shall accumulate daily and shall be cumulative from, and including, the Issue Date and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 2021 (each such date, a "**Dividend Payment Date**"); *provided*, that if any such Dividend Payment Date is a day that is not a Business Day, the dividend with respect to such Dividend Payment Date shall instead be payable on the immediately succeeding Business Day,

without additional dividends, interest or other payment in respect of such delayed payment. Dividends on Series UU Preferred Stock shall be cumulative (i) whether or not the Corporation has earnings, (ii) whether or not there are funds legally available for the payment of such dividends, (iii) whether or not such dividends are authorized or declared and (iv) whether or not any of the Corporation's agreements prohibit the current payment of dividends, including any agreement relating to the Corporation's indebtedness. Accordingly, if the Board of Directors or any duly authorized committee of the Board of Directors does not declare a dividend on the Series UU Preferred Stock payable in respect of any Dividend Period before the related Dividend Payment Date, such dividend shall accumulate and an amount equal to such accumulated dividend shall become payable out of funds legally available therefor upon the liquidation, dissolution or winding-up of the affairs of the Corporation (or earlier redemption of such shares of Series UU Preferred Stock), to the extent not paid prior to such liquidation, dissolution or winding-up or earlier redemption, as the case may be. No interest, or sum of money in lieu of interest, shall be payable on any dividend payment that may be in arrears on the Series UU Preferred Stock.

(ii) Dividends that are payable on the Series UU Preferred Stock on any Dividend Payment Date will be payable to holders of record of the Series UU Preferred Stock as they appear on the stock register of the Corporation as of the close of business on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date, whether or not a Business Day, or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 calendar days nor less than 30 calendar days prior to such Dividend Payment Date (each, a "**Dividend Record Date**"). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day. In the case of payments of dividends payable in arrears, the Dividend Record Date shall be such date fixed by the Board of Directors or any duly authorized committee of the Board of Directors.

(iii) Dividends payable on the Series UU Preferred Stock, including dividends payable for any partial Dividend Period, shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on any Dividend Payment Date shall include dividends accumulated to, but excluding, such Dividend Payment Date.

(iv) The dividend rate on the Series UU Preferred Stock for each Dividend Period shall be a rate *per annum* equal to 6.625%.

(b) PRIORITY OF DIVIDENDS. (i) The Corporation shall not declare or pay, or set aside for payment, full dividends on the Series UU Preferred Stock or any Parity Stock for any Dividend Period unless the full cumulative dividends have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on the Series UU Preferred Stock and any Parity Stock through the most recently completed Dividend Period for each such security. When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) in full on the Series UU Preferred Stock and any shares of Parity Stock on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period), all dividends declared on the Series UU Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accumulated but unpaid dividends per share on the Series UU Preferred Stock and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) bear to each other. Any portion of such dividends not declared and paid (or declared and a sum sufficient for the payment thereof set aside) that are payable upon the Series UU Preferred Stock and such Parity Stock in respect of such Dividend Period on such Dividend Payment Date shall accumulate, and an amount equal to such undeclared portion of such dividends shall become payable out of funds legally available for the payment of dividends upon the Corporation's liquidation, dissolution or winding-up (or earlier redemption of such shares of Series UU Preferred Stock and such Parity Stock), to the extent not paid prior to such liquidation, dissolution or winding- up or earlier redemption, as the case may be.

(ii) During any Dividend Period, so long as any shares of Series UU Preferred Stock remain outstanding, unless the full cumulative dividends have been declared and paid (or declared and a sum

sufficient for the payment thereof has been set aside) on the Series UU Preferred Stock and any Parity Stock through the most recently completed Dividend Period for each such security:

(x) no dividend shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than a dividend payable solely in shares of Junior Stock); and

(y) no Common Stock or other Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (a) purchases, redemptions or other acquisitions of shares of Junior Stock pursuant to any employment contract, dividend reinvestment and stock purchase plan, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, consultants or advisors, (b) as a result of a reclassification of Junior Stock for or into other Junior Stock, (c) the exchange or conversion of one share of Junior Stock for or into another share of such Junior Stock, or (d) through the use of the proceeds of a substantially contemporaneous sale of Junior Stock) during a Dividend Period.

(iii) The Series UU Preferred Stock shall rank junior as to payment of dividends to any class or series of Senior Stock that the Corporation may issue in the future. If at any time the Corporation has failed to pay, on the applicable payment date, accumulated dividends on any class or series of Senior Stock, the Corporation may not pay any dividends on the outstanding Series UU Preferred Stock or redeem or otherwise repurchase any shares of Series UU Preferred Stock until the Corporation has paid or set aside for payment the full amount of the unpaid dividends on the Senior Stock that must, under the terms of such securities, be paid before the Corporation may pay dividends on, or redeem or repurchase, the Series UU Preferred Stock.

(iv) Notwithstanding anything herein to the contrary, no dividends on the Series UU Preferred Stock shall be declared and paid (or declared and a sum sufficient for the payment thereof set aside) at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration and payment (or declaration and setting aside a sum sufficient for the payment thereof) would constitute a breach thereof or a default thereunder, or if the declaration and payment (or the declaration and setting aside a sum sufficient for the payment thereof) shall be restricted or prohibited by law.

(c) Subject to the foregoing, dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on the Common Stock and any other shares of Junior Stock from time to time out of any funds legally available for such payment, and the Series UU Preferred Stock shall not be entitled to participate in any such dividend.

SECTION 6. LIQUIDATION RIGHTS.

(a) VOLUNTARY OR INVOLUNTARY LIQUIDATION. In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series UU Preferred Stock and all holders of any Parity Stock shall be entitled to receive, out of the assets of the Corporation legally available for distribution to stockholders of the Corporation, after satisfaction of all liabilities and obligations to creditors of the Corporation, if any, and subject to the rights of holders of Senior Stock in respect of distributions upon liquidation, dissolution or winding-up of the affairs of the Corporation, and before any distribution of such assets is made to or set aside for the holders of Common Stock and any other Junior Stock, in full an amount equal to $25,000 per share of Series UU Preferred Stock, together with an amount equal to all accumulated and unpaid dividends (whether or not declared), if any. Holders of the Series UU Preferred Stock will not be entitled to any other amounts from the Corporation after they have received their full Liquidation Preference.

(b) PARTIAL PAYMENT. If in any distribution described in Section 6(a) above the assets of the Corporation are not sufficient to pay the Liquidation Preferences in full to all holders of Series UU Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series UU Preferred Stock and to the holders of all such other Parity Stock shall be paid *pro rata* in accordance with the respective aggregate Liquidation Preferences of the holders of Series UU Preferred Stock and the holders of all such other Parity Stock. In any such

distribution, the "**Liquidation Preference**" of any holder of Preferred Stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including any unpaid, accumulated, cumulative dividends, whether or not declared (and, in the case of any Parity Stock on which dividends accumulate on a non-cumulative basis, an amount equal to any declared but unpaid dividends, as applicable).

(c) RESIDUAL DISTRIBUTIONS. If the Liquidation Preference has been paid in full to all holders of Series UU Preferred Stock and any Parity Stock, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d) MERGER, CONSOLIDATION AND SALE OF ASSETS NOT LIQUIDATION. For purposes of this Section 6, neither the merger or consolidation of the Corporation into or with any other corporation, including a merger or consolidation in which the holders of Series UU Preferred Stock receive cash, securities or other property for their shares, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding-up of the affairs of the Corporation.

SECTION 7. REDEMPTION.

(a) OPTIONAL REDEMPTION. The Series UU Preferred Stock is perpetual and has no maturity date. Holders of the Series UU Preferred Stock will have no right to require the redemption or repurchase of the Series UU Preferred Stock. The Corporation may, at its option, redeem the shares of Series UU Preferred Stock at the time outstanding, upon notice given as provided in Section 7(d) below,

(i) in whole, at any time, or in part, from time to time, on or after March 31, 2026 at a redemption price in cash equal to $25,000 per share of Series UU Preferred Stock (equivalent to $25.00 per Depositary Share); or

(ii) in whole but not in part, at any time prior to March 31, 2026, within 120 days after the conclusion of any review or appeal process instituted by the Corporation following the occurrence of a Ratings Event, or, if no review or appeal process is available or sought with respect to such Ratings Event, at any time within 120 days after the occurrence of such Ratings Event, at a redemption price in cash equal to $25,500 per share of Series UU Preferred Stock (equivalent to $25.50 per Depositary Share),

plus, in each case, an amount equal to accumulated and unpaid dividends (whether or not declared) to, but excluding, the date fixed for redemption.

The redemption price for any shares of Series UU Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared and unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not constitute a part of or be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on the Dividend Record Date relating to such Dividend Payment Date as provided in Section 5 above.

(b) OPTIONAL REDEMPTION UPON A CHANGE OF CONTROL TRIGGERING EVENT. Upon the occurrence of a Change of Control Triggering Event, the Corporation may, at its option, redeem the Series UU Preferred Stock in whole or in part within 120 days after the first date on which such Change of Control Triggering Event occurred (the "**Change of Control Redemption Period**"), at a redemption price equal to $25,000 per share of Series UU Preferred Stock (equivalent to $25.00 per Depositary Share), plus all accumulated and unpaid distributions to, but not including, the redemption date, whether or not declared. If, prior to the Change of Control Conversion Date, the Corporation exercises its right to redeem the Series UU Preferred Stock as described in the immediately preceding sentence or as described under Section 7(a) above, holders of the Series UU Preferred Stock the Corporation has elected to redeem will not have the conversion right described below under Section 13. Any cash payment to holders of Series UU Preferred Stock will be subject to the limitations contained in the Corporation's revolving credit facility and in any other agreements governing the Corporation's indebtedness.

(c) NO SINKING FUND. The Series UU Preferred Stock will not be subject to any mandatory redemption, sinking fund, retirement fund or purchase fund or other similar provisions. Holders of Series UU Preferred Stock will have no right to require redemption, repurchase or retirement of any shares of Series UU Preferred Stock.

(d) NOTICE OF REDEMPTION. Notice of every redemption of shares of Series UU Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series UU Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series UU Preferred Stock. Notwithstanding the foregoing, if the Series UU Preferred Stock or any depositary shares representing interests in the Series UU Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series UU Preferred Stock at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series UU Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares of Series UU Preferred Stock to be redeemed will cease to accumulate from and after such redemption date.

(e) PARTIAL REDEMPTION. In case of any redemption of only part of the shares of Series UU Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot (or, in the event the Series UU Preferred Stock is in the form of Global Series UU Preferred Stock in accordance with the applicable procedures of DTC in compliance with the then-applicable rules of the NYSE). Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series UU Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(f) EFFECTIVENESS OF REDEMPTION. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accumulate on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

SECTION 8. VOTING RIGHTS.

(a) GENERAL. The holders of Series UU Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) RIGHT TO ELECT TWO DIRECTORS UPON NONPAYMENT EVENTS. If and whenever dividends on any shares of Series UU Preferred Stock shall not have been paid for the equivalent of six quarterly full Dividend Periods (a "**Nonpayment Event**") the number of directors then constituting the Board of Directors shall automatically be increased by two and the holders of Series UU Preferred Stock, together with the holders of any outstanding shares of Voting Preferred Stock, voting together as a single class, shall be entitled to elect the two additional directors (the "**Preferred Stock Directors**"), provided that it shall be a qualification for election for any such Preferred Stock Director that the election of such director shall not cause the Corporation to violate the corporate governance requirement of the NYSE (or any other securities exchange or other trading facility on which

securities of the Corporation may then be listed or traded) that listed or traded companies must have a majority of independent directors.

In the event that the holders of the Series UU Preferred Stock, and such other holders of Voting Preferred Stock, shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 20% of the Series UU Preferred Stock or of any other such series of Voting Preferred Stock then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders of the Corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series UU Preferred Stock or Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 10 below, or as may otherwise be required by law.

If and when all accumulated and unpaid dividends on the Series UU Preferred Stock shall have been paid in full through the most recently completed Dividend Period following a Nonpayment Event, then the right of the holders of Series UU Preferred Stock to elect the Preferred Stock Directors shall cease (but subject always to revesting of such voting rights in the case of any future Nonpayment Event pursuant to this Section 8) and the number of Dividend Periods in which dividends have not been paid shall be reset to zero, and, if and when any rights of holders of Series UU Preferred Stock and Voting Preferred Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series UU Preferred Stock and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). So long as a Nonpayment Event shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment Event) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Series UU Preferred Stock and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). Any such vote of stockholders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of Preferred Stock Director after a Nonpayment Event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Each Preferred Stock Director elected at any special meeting of stockholders or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as above provided.

(c) OTHER VOTING RIGHTS. So long as any shares of Series UU Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the Corporation shall not without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series UU Preferred Stock and any Voting Preferred Stock (subject to the last paragraph of this Section 8(c)) at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, approve, effect or validate:

(i) AUTHORIZATION OF SENIOR STOCK. Any amendment or alteration of the Certificate of Incorporation or this Certificate of Designation to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock of the Corporation ranking senior to the Series UU Preferred Stock with respect to the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding-up of the affairs of the Corporation;

(ii) AMENDMENT OF SERIES UU PREFERRED STOCK. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation or this Certificate of Designation so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series UU Preferred Stock, taken as a whole; or

(iii) SHARE EXCHANGES, RECLASSIFICATIONS, MERGERS AND CONSOLIDATIONS. Any consummation of a binding share exchange or reclassification involving the Series UU Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series UU Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such Series UU Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series UU Preferred Stock immediately prior to such consummation, taken as a whole;

provided, *however*, that for all purposes of this Section 8(c), any increase in the amount of the authorized or issued Series UU Preferred Stock or authorized Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, of any other series of Preferred Stock ranking equally with and/or junior to the Series UU Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding-up of the affairs of the Corporation will not be deemed to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series UU Preferred Stock.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 8(c) would materially and adversely affect the Series UU Preferred Stock and one or more, but not all, series of Voting Preferred Stock (including the Series UU Preferred Stock for this purpose), then only the Series UU Preferred Stock and such series of Voting Preferred Stock as are materially and adversely affected by and entitled to vote shall vote on the matter together as a single class (in lieu of all other series of Voting Preferred Stock).

(d) CHANGES FOR CLARIFICATION. To the fullest extent permitted by law, without the consent of the holders of the Series UU Preferred Stock, so long as such action does not adversely affect the special rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series UU Preferred Stock, the Corporation may amend, alter, supplement or repeal any terms of the Series UU Preferred Stock for the following purposes:

(i) to cure any ambiguity, omission, inconsistency or mistake in any such agreement or instrument;

(ii) to make any provision with respect to matters or questions relating to the Series UU Preferred Stock that is not inconsistent with the provisions of this Certificate of Designations and that does not adversely affect the rights of any holder of the Series UU Preferred Stock; or

(iii) to make any other change that does not adversely affect the rights of any holder of the Series UU Preferred Stock (other than any holder that consents to such change).

In addition, without the consent of the holders of the Series UU Preferred Stock, the Corporation may amend, alter, supplement or repeal any terms of the Series UU Preferred Stock to conform the terms of the Series UU Preferred Stock to the description thereof in the related prospectus as supplemented and/or amended by the "Description of the Series UU Preferred Stock" section of the preliminary prospectus supplement for the Series UU Preferred Stock, as further supplemented and/or amended by the related pricing term sheet.

(e) CHANGES AFTER PROVISION FOR REDEMPTION. No vote or consent of the holders of Series UU Preferred Stock shall be required pursuant to Section 8(b) or 8(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such subsections, all outstanding shares of Series UU

DocuSign Envelope ID: 95A0944B-54EB-4D46-855B-4BA334543527

Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 7 above.

(f) PROCEDURES FOR VOTING AND CONSENTS. The rules and procedures for calling and conducting any meeting of the holders of Series UU Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility on which the Series UU Preferred Stock is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series UU Preferred Stock and any Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series UU Preferred Stock are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

SECTION 9. RECORD HOLDERS. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent for the Series UU Preferred Stock may deem and treat the record holder of any share of Series UU Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such Transfer Agent shall be affected by any notice to the contrary.

SECTION 10. NOTICES. All notices or communications in respect of Series UU Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Bylaws or by applicable law.

SECTION 11. NO PREEMPTIVE RIGHTS. No share of Series UU Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

SECTION 12. NO OTHER RIGHTS. The shares of Series UU Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

SECTION 13. CONVERSION RIGHTS UPON A CHANGE OF CONTROL TRIGGERING EVENT. Upon the occurrence of a Change of Control Triggering Event, each holder of Depositary Shares representing interests in the Series UU Preferred Stock will have the right (unless the Corporation has provided notice of its election to redeem Series UU Preferred Stock as described above under Section 7(b) or (d)) to direct the Depositary on such holder's behalf to convert some or all of the Series UU Preferred Stock held by such holder on the Change of Control Conversion Date into a number of Common Shares per Series UU Preferred Stock to be converted equal (the "**Preferred Stock Conversion Consideration**") to the lesser of:

(a) the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per Depositary Share plus the amount of any accumulated and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series UU Preferred Stock dividend payment and prior to the corresponding Series UU Preferred Stock dividend payment date, in which case no additional amount for such accumulated and unpaid distribution will be included in this sum) by (ii) the Common Stock Price, and

(b) 2.773200, which is the quotient obtained by dividing (i) the $25.00 liquidation preference per Depositary Share by (ii) one-half of the closing price of Common Stock on the NYSE on February 22, 2021,

subject, in each case, to certain adjustments and to provisions for the payment of any Alternative Conversion Consideration (as defined below).

DocuSign Envelope ID: 95A0944B-54EB-4D46-855B-4BA334543527

In the case of a Change of Control pursuant to which Common Stock will be converted into cash, securities or other property or assets (including any combination thereof), a holder of Series UU Preferred Stock electing to exercise its Change of Control Conversion Right will receive upon conversion of such Series UU Preferred Stock elected by such holder the kind and amount of such consideration that such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of Common Stock equal to the Preferred Stock Conversion Consideration immediately prior to the effective time of the Change of Control, which the Corporation refer to as the "**Alternative Conversion Consideration**"; *provided, however*, that if the holders of Common Stock have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series UU Preferred Stock electing to exercise their Change of Control Conversion Right will receive will be the form and proportion of the aggregate consideration elected by the holders of Common Stock who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control. The Corporation will not issue fractional Common Stock upon the conversion of the Series UU Preferred Stock. Instead, the Corporation will pay the cash value of such fractional Common Stock.

If the Corporation provides a redemption notice, whether pursuant to its special optional redemption right in connection with a Change of Control Triggering Event as described under Section 7(b) or its option redemption rights as described under Section 7(a), holders of Series UU Preferred Stock will not have any right to convert the Series UU Preferred Stock that the Corporation has elected to redeem and any Series UU Preferred Stock subsequently selected for redemption that have been tendered for conversion pursuant to the Change of Control Conversion Right will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date.

Within five days following the expiration of the Change of Control Redemption Period (or, if the Corporation waive its right to redeem the Series UU Preferred Stock prior to the expiration of the Change of Control Redemption Period, within five days following the date of such waiver), the Corporation will provide to the holders of the Series UU Preferred Stock written notice of the occurrence of the Change of Control Triggering Event that describes the resulting Change of Control Conversion Right. This notice will state the following: (1) the events constituting the Change of Control Triggering Event; (2) the date of the Change of Control Triggering Event; (3) the date on which the Change of Control Redemption Period expired or was waived; (4) the last date on which the holders of Series UU Preferred Stock may exercise their Change of Control Conversion Right; (5) the method and period for calculating the Common Stock Price; (6) the Change of Control Conversion Date; (7) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series UU Preferred Stock; and (8) the procedure that the holders of Series UU Preferred Stock must follow to exercise the Change of Control Conversion Right.

The Corporation will issue a press release for publication through a news or press organization as is reasonably expected to broadly disseminate the relevant information to the public, or post notice on its website, in any event prior to the opening of business on the first Business Day following any date on which we provide the notice described above to the holders of Series UU Preferred Stock.

Holders of Series UU Preferred Stock that choose to exercise their Change of Control Conversion Right will be required prior to the close of business on the third Business Day preceding the Change of Control Conversion Date, to notify the Corporation of the number of shares of Series UU Preferred Stock to be converted and otherwise to comply with any applicable procedures contained in the notice described above or otherwise required by the Securities Depositary for effecting the conversion.

SECTION 14. FORM.

(a) CERTIFICATED SERIES UU PREFERRED STOCK. The Series UU Preferred Stock may be issued in the form of one or more definitive shares in fully registered form in substantially the form attached to this Certificate of Designations as Exhibit A ("**Certificated Series UU Preferred Stock**"), which is incorporated in and expressly made a part of this Certificate of Designations. Each Certificated Series UU Preferred Stock shall reflect the number of shares of Series UU Preferred Stock represented thereby, and may have notations, legends, or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (*provided*

that any such notation, legend, or endorsement is in a form acceptable to the Corporation). Each Certificated Series UU Preferred Stock shall be registered in the name or names of the Person or Persons specified by the Corporation in a written instrument to the Registrar.

(b) GLOBAL SERIES UU PREFERRED STOCK. If The Depositary Trust Company or another depositary reasonably acceptable to the Corporation (the "**Global Depositary**") is willing to act as depositary for the Global Series UU Preferred Stock, a holder who is an Agent Member may request the Corporation to issue one or more shares of Series UU Preferred Stock in global form with the global legend (the "**Global Legend**") as set forth on the form of Series UU Preferred Stock certificate attached to this Certificate of Designations as Exhibit A ("**Global Series UU Preferred Stock**"), in exchange for the Certificated Series UU Preferred Stock held by such holder, with the same terms and of equal aggregate Liquidation Preference Amount. The Global Series UU Preferred Stock may have notations, legends, or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend, or endorsement is in a form acceptable to the Corporation). Any Global Series UU Preferred Stock shall be deposited on behalf of the holders of the Series UU Preferred Stock represented thereby with the Registrar, at the principal office of the Registrar at which at any particular time its registrar business is administered, which is currently located at Computershare Trust Company, N.A., 150 Royall Street, Canton, Massachusetts 02021, as custodian for the Global Depositary, and registered in the name of the Global Depositary or a nominee of the Global Depositary, duly executed by the Corporation and countersigned and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by each Global Series UU Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Global Depositary or its nominee as hereinafter provided. This Section 14(b) shall apply only to Global Series UU Preferred Stock deposited with or on behalf of the Global Depositary. The Corporation shall execute and the Registrar shall, in accordance with this Section 14(b), countersign and deliver any Global Series UU Preferred Stock that (i) shall be registered in the name of Cede & Co. or other nominee of the Global Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Global Depositary pursuant to an agreement between the Global Depositary and the Registrar. Members of, or participants in, the Global Depositary ("**Agent Members**") shall have no rights under this Certificate of Designations, with respect to any Global Series UU Preferred Stock held on their behalf by the Global Depositary or by the Registrar as the custodian for the Global Depositary, or under such Global Series UU Preferred Stock, and the Global Depositary may be treated by the Corporation, the Registrar, and any agent of the Corporation or the Registrar as the absolute owner of such Global Series UU Preferred Stock for all purposes whatsoever.

Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar, or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy, or other authorization furnished by the Global Depositary or impair, as between the Global Depositary and its Agent Members, the operation of customary practices of the Global Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Series UU Preferred Stock. The holder of the Global Series UU Preferred Stock may grant proxies or otherwise authorize any Person to take any action that a holder is entitled to take pursuant to the Global Series UU Preferred Stock, this Certificate of Designations, or the Certificate of Incorporation. Owners of beneficial interests in Global Series UU Preferred Stock shall not be entitled to receive physical delivery of Certificated Series UU Preferred Stock, unless (x) the Global Depositary notifies the Corporation that it is unwilling or unable to continue as Global Depositary for the Global Series UU Preferred Stock and the Corporation does not appoint a qualified replacement for the Global Depositary within 90 days after such notice, (y) the Global Depositary ceases to be a "clearing agency" registered pursuant to Section 17A of the Exchange Act when the depositary is required to be so registered and so notifies the Corporation, and the Corporation does not appoint a qualified replacement for the Global Depositary within 90 days after such notice or (z) the Corporation in its sole discretion and subject to the Global Depositary's procedures determines that the Series UU Preferred Stock shall be exchangeable for Certificated Series UU Preferred Stock. In any such case, the Global Series UU Preferred Stock shall be exchanged in whole for Certificated Series UU Preferred Stock, with the same terms and of an equal aggregate Liquidation Preference Amount, and such Certificated Series UU Preferred Stock shall be registered in the name or names of the Person or Persons specified by the Global Depositary in a written instrument delivered to the Transfer Agent and Registrar.

[*Remainder of Page Intentionally Left Blank*]

IN WITNESS WHEREOF, TELEPHONE AND DATA SYSTEMS, INC. has caused this Certificate of Designations to be signed by its Executive Vice President and Chief Financial Officer and Vice President and Treasurer on this 1st day of March, 2021.

TELEPHONE AND DATA SYSTEMS, INC.

By: DocuSigned by: [signature] 9090A7B6CD6F425...

Name: Peter L. Sereda

Title: Executive Vice President and Chief Financial Officer

TELEPHONE AND DATA SYSTEMS, INC.

By: DocuSigned by: [signature] BCDBA867B9B24AD...

Name: John M. Toomey

Title: Vice President and Treasurer

Exhibit A

[FORM OF FACE OF CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF , TO TELEPHONE AND DATA SYSTEMS, INC. OR COMPUTERSHARE TRUST COMPANY, N.A., AS TRANSFER AGENT (THE "**TRANSFER AGENT**"), AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF (AND ANY PAYMENT IS MADE TO , OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, COMPUTERSHARE TRUST COMPANY, N.A., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SERIES UU PREFERRED STOCK CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS [GLOBAL] SERIES UU PREFERRED STOCK CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE RELATED CERTIFICATE OF DESIGNATIONS. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

TELEPHONE AND DATA SYSTEMS, INC.

Incorporated under the laws of
the State of Delaware

CUSIP: 879433 779
ISIN: US8794337795

6.625% SERIES UU CUMULATIVE REDEEMABLE
PERPETUAL PREFERRED STOCK

THIS CERTIFICATE IS TRANSFERRABLE IN

NEW YORK, NY:

This is to certify that is the registered owner of shares of fully paid and non-assessable 6.625% Series UU Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value and a liquidation preference of $25,000 per share of TELEPHONE AND DATA SYSTEMS, INC., a Delaware corporation (the "**Corporation**"), transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: ______________________________

TELEPHONE AND DATA SYSTEMS, INC.

By: ______________________________
Name:
Title:

TELEPHONE AND DATA SYSTEMS, INC.

By: ______________________________
Name:
Title:

Countersigned and registered

COMPUTERSHARE TRUST COMPANY, N.A.

By: ______________________________

Authorized Officer

[FORM OF REVERSE OF CERTIFICATE]

TELEPHONE AND DATA SYSTEMS, INC.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. Such request should be addressed to the Corporation or the Transfer Agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with rights of survivorship and not as tenants in common

UNIF GIFT MIN ACT - Custodian

(Cust) (Minor)

under Uniform Gift to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For Value Received, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s)
Guaranteed: ______________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

DocuSign Envelope ID: B8964B8B-14B0-4D6A-91E3-42EB9C41059C

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:10 PM 08/13/2021
FILED 12:10 PM 08/13/2021
SR 20212972778 - File Number 2796205

CERTIFICATE OF DESIGNATIONS OF

6.000% SERIES VV CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK

OF

TELEPHONE AND DATA SYSTEMS, INC.

Telephone and Data Systems, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "**Corporation**"), in accordance with the provisions of Sections 103 and 151 thereof, does hereby certify:

The board of directors of the Corporation (the "**Board of Directors**"), in accordance with the Certificate of Incorporation and restated Bylaws, as amended (the "**Bylaws**"), of the Corporation and applicable law, authorized the issuance and sale by the Corporation of shares of its Preferred Stock pursuant to resolutions adopted by the Board of Directors effective August 3, 2021 (the "**Resolutions**"), and pursuant to the authority conferred upon the pricing committee of the Board of Directors (the "**Committee**") in accordance with Section 141(c) of the General Corporation Law of the State of Delaware and the resolutions of the Board of Directors, on August 9, 2021 the Committee adopted resolutions creating and setting forth the terms of a series of Preferred Stock of the Corporation designated as the "6.000% Series VV Cumulative Redeemable Perpetual Preferred Stock."

Pursuant to the authority vested in the Committee and in accordance with the Resolutions, the provisions of the Certificate of Incorporation and Bylaws of the Corporation and applicable law, the 6.000% Series VV Cumulative Redeemable Perpetual Preferred Stock., par value $0.01 per share, of the Corporation be and hereby is created, and the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series, are as follows:

SECTION 1. DESIGNATION. The distinctive serial designation of such series of Preferred Stock is "6.000% Series VV Cumulative Redeemable Perpetual" (the "**Series VV Preferred Stock**"). Each share of Series VV Preferred Stock shall be identical in all respects to every other share of Series VV Preferred Stock, except as to the respective dates from which dividends thereon shall accumulate, to the extent such dates may differ as permitted pursuant to Section 5(a) below.

SECTION 2. NUMBER OF SHARES. The authorized number of shares of Series VV Preferred Stock shall be 27,600 Shares of Series VV Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Series VV Preferred Stock.

SECTION 3. DEFINITIONS. As used herein with respect to Series VV Preferred Stock:

(a) "**Affiliate**" means (a) a Person owning, directly or indirectly, the combined voting power of all classes of capital stock of the Corporation that is sufficient to elect at least a majority of the members of the Board, or (b) a Person of which the Corporation, directly or indirectly, owns or controls shares or securities or other interests having combined voting power sufficient to permit the Corporation to elect at least a majority of the members of the board of directors or other governing body of such Person.

(b) "**Agent Members**" has the meaning specified in Section 14(b).

(c) "**Business Day**" means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the City of New York are not authorized by law to close.

(d) "**Certificate of Designations**" means this Certificate of Designations relating to the Series VV Preferred Stock, as it may be amended from time to time.

DocuSign Envelope ID: B8964B8B-14B0-4D6A-91E3-42EB9C41059C

(e) "**Certificate of Incorporation**" shall mean the Restated Certificate of Incorporation of the Corporation, effective as of January 24, 2012, as the same may be amended or restated from time to time, and shall include this Certificate of Designations.

(f) "**Certificated Series VV Preferred Stock**" has the meaning specified in Section 14.

(g) "**Change of Control**" means the occurrence of any of the following after the Issue Date of the Series VV Preferred Stock:

(i) the acquisition by any Person, including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13(d)(3) promulgated under the Exchange Act, of the then outstanding securities of the Corporation (the "**Outstanding Voting Securities**") having sufficient voting power of all classes of capital stock of the Corporation to elect 50% or more of the members of the Board, excluding, however, the following: (i) any acquisition directly from the Corporation or an Affiliate (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege, unless the security being so exercised, converted or exchanged was acquired directly from the Corporation or an Affiliate), (ii) any acquisition by the Corporation or an Affiliate, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Corporation or an Affiliate, (iv) any acquisition by the following Persons: (A) any child of LeRoy T. Carlson or the spouse of any such child, (B) any grandchild of LeRoy T. Carlson, including any child adopted by any child of LeRoy T. Carlson, or the spouse of any such grandchild, (C) the estate of any of the Persons described in clauses (A)-(B), (D) any trust or similar arrangement (including any acquisition on behalf of such trust or similar arrangement by the trustees or similar Persons) provided that all of the current beneficiaries of such trust or similar arrangement are Persons described in clauses (A)-(B) or their lineal descendants, or (E) the voting trust established by the Amended and Restated Voting Trust Agreement dated as of June 30, 1989, which expires on June 30, 2035 (the "**Voting Trust**"), or any successor to such Voting Trust, including the trustees of such Voting Trust on behalf of such Voting Trust (all such Persons, collectively, the "**Exempted Persons**"); or

(ii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "**Corporate Transaction**"), excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the Persons who are the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, (x) sufficient voting power to elect at least a majority of the members of the board of directors of the corporation resulting from the Corporate Transaction and (y) more than 50% of the combined voting power of the outstanding securities which are entitled to vote generally on matters (without regard to the election of directors) of the corporation resulting from such Corporate Transaction (including in each of clauses (x) and (y), without limitation, a corporation which as a result of such transaction owns, either directly or indirectly, the Corporation or all or substantially all of the Corporation's assets), in substantially the same proportions relative to each other as the shares of Outstanding Voting Securities are owned immediately prior to such Corporate Transaction or (ii) no Person (other than the following Persons: (v) the Corporation or an Affiliate, (w) any employee benefit plan (or related trust) sponsored or maintained by the Corporation or an Affiliate, (x) the corporation resulting from such Corporate Transaction, (y) the Exempted Persons, and (z) any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 50% or more of the Outstanding Voting Securities) will beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding securities of such corporation entitled to vote generally on matters (without regard to the election of directors).

(h) "**Change of Control Conversion Right**" means the right of a holder of Series VV Preferred Stock to convert some or all of the Series VV Preferred Stock held by such holder on the Change of Control Conversion Date into a number of Common Stock per share of Series VV Preferred Stock.

(i) "**Change of Control Conversion Date**" means the date fixed by the Board of Directors, in its sole discretion, as the date the Series VV Preferred Stock is to be converted, which will be a Business Day that is no

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fewer than 20 days nor more than 35 days after the date on which the Corporation provide the notice described above to holders of the Series VV Preferred Stock.

(j) "**Change of Control Triggering Event**" means the occurrence of a Change of Control that is accompanied or followed by either a downgrade by one or more gradations (including both gradations within ratings categories and between ratings categories) or withdrawal of the rating of the Series VV Preferred Stock within the Ratings Decline Period (in any combination) by all three Rating Agencies, as a result of which the rating of the Series VV Preferred Stock on any day during the Ratings Decline Period is withdrawn or below the rating by all three Rating Agencies in effect immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement).

(k) "**Common Stock**" means the common stock, par value $0.01 per share, of the Corporation.

(l) "**Common Stock Price**" means (i) the amount of cash consideration per share of Common Stock, if the consideration to be received in the Change of Control by the holders of Common Stock is solely cash; and (ii) the average of the closing prices for Common Stock on the NYSE (as defined below) for the ten consecutive trading days immediately preceding, but not including, the Change of Control Conversion Date, if the consideration to be received in the Change of Control by the holders of Common Stock is other than solely cash.

(m) "**Depositary Shares**" means the depositary shares, each representing a one-thousandth ($1/1,000^{th}$) interest in a share of the Series VV Preferred Stock, evidenced by depositary shares.

(n) "**Dividend Payment Date**" has the meaning specified in Section 5.

(o) "**Dividend Period**" with respect to the Series VV Preferred Stock means each period commencing on (and including) a Dividend Payment Date and continuing to, but excluding, the next succeeding Dividend Payment Date, except that the first Dividend Period for the initial issuance of Series VV Preferred Stock shall commence on (and include) the Issue Date.

(p) "**Dividend Record Date**" has the meaning specified in Section 5.

(q) "**Exchange Act**" means the Securities Exchange Act of 1934, as amended.

(r) "**Fitch**" means Fitch Ratings Inc. and its successors.

(s) "**Global Depositary**" has the meaning specified in Section 14.

(t) "**Global Legend**" has the meaning specified in Section 14.

(u) "**Global Series VV Preferred Stock**" has the meaning specified in Section 14.

(v) "**Issue Date**" shall mean August 16, 2021, which is the original issue date of the Series VV Preferred Stock.

(w) "**Junior Stock**" has the meaning specified in Section 4(a).

(x) "**Liquidation Preference**" has the meaning specified in Section 6.

(y) "**Liquidation Preference Amount**" means $25,000 per share of Series VV Preferred Stock.

(z) "**Moody's**" means Moody's Investors Service, Inc., a subsidiary of Moody's Corporation, and its successors.

(aa) "**Nonpayment Event**" has the meaning specified in Section 8(b).

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(bb) "**NYSE**" means the New York Stock Exchange.

(cc) "**Named Ratings Agencies**" means:

(i) each of Moody's, S&P and Fitch; and

(ii) if any of Moody's, S&P or Fitch ceases to rate the Series VV Preferred Stock or fails to make a rating of the Series VV Preferred Shares, as the case may be, publicly available for reasons outside of the Corporation's control, a "nationally recognized statistical rating organization" as defined in Section 3(a)(62) under the Exchange Act selected by the Corporation as a replacement agency for any or all of Moody's, S&P or Fitch, as the case may be.

(dd) "**Parity Stock**" has the meaning specified in Section 4(a).

(ee) "**Person**" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

(ff) "**Preferred Stock**" means any and all series of preferred stock, having a par value of $0.01 per share, of the Corporation, including the Series UU Preferred Stock and the Series VV Preferred Stock.

(gg) "**Preferred Stock Directors**" has the meaning specified in Section 8(b).

(hh) "**Ratings Decline Period**" means the period that (i) begins on the occurrence of a Change of Control and (ii) ends 60 days following such consummation of such Change of Control.

(ii) "**Ratings Event**" means that any nationally recognized statistical rating organization as defined in Section 3(a)(62) of the Exchange Act or in any successor provision thereto, that then publishes a rating for the Corporation (a "**Rating Agency**") amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series VV Preferred Stock, which amendment, clarification or change results in:

(i) the shortening of the length of time the Series VV Preferred Stock is assigned a particular level of equity credit by that Rating Agency as compared to the length of time they would have been assigned that level of equity credit by that Rating Agency or its predecessor on the initial issuance of the Series VV Preferred Stock; or

(ii) the lowering of the equity credit (including up to a lesser amount) assigned to the Series VV Preferred Stock by that Rating Agency as compared to the equity credit assigned by that Rating Agency or its predecessor on the initial issuance of the Series VV Preferred Stock.

(jj) "**Registrar**" means Computershare Trust Company, N.A. (or any successor thereto), in its capacity as registrar for the Series VV Preferred Stock.

(kk) "**Senior Stock**" has the meaning specified in Section 4(a).

(ll) "**Series UU Preferred Stock**" means the Corporation's 6.625% Series UU Cumulative Redeemable Perpetual Preferred Stock.

(mm) "**S&P**" means S&P Global Ratings, a division of S&P Global Inc., and its successors.

(nn) "**Transfer Agent**" means Computershare Trust Company, N.A. (or any successor thereto), in its capacity as transfer agent for the Series VV Preferred Stock.

(oo) "**Voting Preferred Stock**" means, with regard to any election or removal of a Preferred Stock Director (as defined in Section 4 below) or any other matter as to which the holders of Series VV Preferred Stock

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are entitled to vote as specified in Section 8 of this Certificate of Designations, any and all class or series of Preferred Stock (other than Series VV Preferred Stock) that rank equally with Series VV Preferred Stock, including the Series UU Preferred Stock, either as to the payment of dividends (whether cumulative or non-cumulative) or as to the distribution of assets upon liquidation, dissolution or winding-up of the affairs of the Corporation and upon which like voting rights have been conferred and are exercisable with respect to such matter.

SECTION 4. RANKING

(a) RANKING. The shares of Series VV Preferred Stock shall rank, with respect to the payment of dividends (whether cumulative or non-cumulative) and distributions upon the liquidation, dissolution or winding-up of the affairs of the Corporation:

(i) senior to the Common Stock and to each other class or series of the Corporation's capital stock established after the Issue Date that is not expressly made senior to, or on parity with, the Series VV Preferred Stock as to the payment of dividends or amounts payable on a liquidation, dissolution or winding-up of the affairs of the Corporation (the "**Junior Stock**");

(ii) on a parity with the Series UU Preferred Stock and any class or series of the Corporation's capital stock established after the Issue Date that is expressly made on parity with the Series VV Preferred Stock as to the payment of dividends and amounts payable on a liquidation, dissolution or winding-up of the affairs of the Corporation (collectively, the "**Parity Stock**");

(iii) junior to any class or series of the Corporation's capital stock established after the Issue Date that is expressly made senior to the Series VV Preferred Stock as to the payment of dividends or amounts payable on a liquidation, dissolution or winding-up of the affairs of the Corporation (the "**Senior Stock**");

(iv) junior to all of the Corporation's existing and future indebtedness (including indebtedness outstanding under the Corporation's credit facilities and unsecured senior notes) and other liabilities with respect to assets available to satisfy claims against the Corporation; and

(v) structurally subordinated to existing and future indebtedness and other liabilities of the Corporation's subsidiaries and future preferred stock of the Corporation's subsidiaries.

The Corporation may authorize and issue additional shares of Series VV Preferred Stock at any time and from time to time without notice to, or the consent of, the holders of the Series VV Preferred Stock, and such additional shares of Series VV Preferred Stock will be deemed to form a single series together with all outstanding shares of the Series VV Preferred Stock.

The Corporation may issue Parity Stock and Junior Stock at any time and from time to time in one or more series without the consent of the holders of the Series VV Preferred Stock. The Corporation's ability to issue any Senior Stock is limited as described under Section 8.

Parity Stock with respect to the Series VV Preferred Stock may include series of the Corporation's preferred stock that have different dividend rates, redemption or conversion features, mechanics, dividend periods, payment of dividends (whether cumulative or non-cumulative), payment dates or record dates than the Series VV Preferred Stock.

SECTION 5. DIVIDENDS.

(a) RATE. (i) Holders of Series VV Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors or any duly authorized committee of the Board of Directors out of funds legally available for the payment of dividends under Delaware law, cumulative cash dividends per each share of Series VV Preferred Stock at the rate determined as set forth below in this Section 5 applied to the Liquidation Preference Amount of $25,000 per share of Series VV Preferred Stock. Dividends on the Series VV Preferred Stock shall accumulate daily and shall be cumulative from, and including, the Issue Date and shall be payable quarterly in arrears on March 31,

June 30, September 30 and December 31 of each year, commencing on September 30, 2021 (each such date, a "**Dividend Payment Date**"); *provided*, that if any such Dividend Payment Date is a day that is not a Business Day, the dividend with respect to such Dividend Payment Date shall instead be payable on the immediately succeeding Business Day, without additional dividends, interest or other payment in respect of such delayed payment. Dividends on Series VV Preferred Stock shall be cumulative (i) whether or not the Corporation has earnings, (ii) whether or not there are funds legally available for the payment of such dividends, (iii) whether or not such dividends are authorized or declared and (iv) whether or not any of the Corporation's agreements prohibit the current payment of dividends, including any agreement relating to the Corporation's indebtedness. Accordingly, if the Board of Directors or any duly authorized committee of the Board of Directors does not declare a dividend on the Series VV Preferred Stock payable in respect of any Dividend Period before the related Dividend Payment Date, such dividend shall accumulate and an amount equal to such accumulated dividend shall become payable out of funds legally available therefor upon the liquidation, dissolution or winding-up of the affairs of the Corporation (or earlier redemption of such shares of Series VV Preferred Stock), to the extent not paid prior to such liquidation, dissolution or winding-up or earlier redemption, as the case may be. No interest, or sum of money in lieu of interest, shall be payable on any dividend payment that may be in arrears on the Series VV Preferred Stock.

(ii) Dividends that are payable on the Series VV Preferred Stock on any Dividend Payment Date will be payable to holders of record of the Series VV Preferred Stock as they appear on the stock register of the Corporation as of the close of business on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date, whether or not a Business Day, or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 calendar days nor less than 30 calendar days prior to such Dividend Payment Date (each, a "**Dividend Record Date**"). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day. In the case of payments of dividends payable in arrears, the Dividend Record Date shall be such date fixed by the Board of Directors or any duly authorized committee of the Board of Directors.

(iii) Dividends payable on the Series VV Preferred Stock, including dividends payable for any partial Dividend Period, shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on any Dividend Payment Date shall include dividends accumulated to, but excluding, such Dividend Payment Date.

(iv) The dividend rate on the Series VV Preferred Stock for each Dividend Period shall be a rate *per annum* equal to 6.000%.

(b) PRIORITY OF DIVIDENDS. (i) The Corporation shall not declare or pay, or set aside for payment, full dividends on the Series VV Preferred Stock or any Parity Stock for any Dividend Period unless the full cumulative dividends have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on the Series VV Preferred Stock and any Parity Stock through the most recently completed Dividend Period for each such security. When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) in full on the Series VV Preferred Stock and any shares of Parity Stock on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period), all dividends declared on the Series VV Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accumulated but unpaid dividends per share on the Series VV Preferred Stock and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) bear to each other. Any portion of such dividends not declared and paid (or declared and a sum sufficient for the payment thereof set aside) that are payable upon the Series VV Preferred Stock and such Parity Stock in respect of such Dividend Period on such Dividend Payment Date shall accumulate, and an amount equal to such undeclared portion of such dividends shall become payable out of funds legally available for the payment of dividends upon the Corporation's liquidation, dissolution or winding-up (or earlier redemption of such shares of Series VV Preferred Stock and such Parity Stock), to the extent not paid prior to such liquidation, dissolution or winding- up or earlier redemption, as the case may be.

(ii) During any Dividend Period, so long as any shares of Series VV Preferred Stock remain outstanding, unless the full cumulative dividends have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on the Series VV Preferred Stock and any Parity Stock through the most recently completed Dividend Period for each such security:

(x) no dividend shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than a dividend payable solely in shares of Junior Stock); and

(y) no Common Stock or other Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (a) purchases, redemptions or other acquisitions of shares of Junior Stock pursuant to any employment contract, dividend reinvestment and stock purchase plan, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, consultants or advisors, (b) as a result of a reclassification of Junior Stock for or into other Junior Stock, (c) the exchange or conversion of one share of Junior Stock for or into another share of such Junior Stock, or (d) through the use of the proceeds of a substantially contemporaneous sale of Junior Stock) during a Dividend Period.

(iii) The Series VV Preferred Stock shall rank junior as to payment of dividends to any class or series of Senior Stock that the Corporation may issue in the future. If at any time the Corporation has failed to pay, on the applicable payment date, accumulated dividends on any class or series of Senior Stock, the Corporation may not pay any dividends on the outstanding Series VV Preferred Stock or redeem or otherwise repurchase any shares of Series VV Preferred Stock until the Corporation has paid or set aside for payment the full amount of the unpaid dividends on the Senior Stock that must, under the terms of such securities, be paid before the Corporation may pay dividends on, or redeem or repurchase, the Series VV Preferred Stock.

(iv) Notwithstanding anything herein to the contrary, no dividends on the Series VV Preferred Stock shall be declared and paid (or declared and a sum sufficient for the payment thereof set aside) at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration and payment (or declaration and setting aside a sum sufficient for the payment thereof) would constitute a breach thereof or a default thereunder, or if the declaration and payment (or the declaration and setting aside a sum sufficient for the payment thereof) shall be restricted or prohibited by law.

(c) Subject to the foregoing, dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on the Common Stock and any other shares of Junior Stock from time to time out of any funds legally available for such payment, and the Series VV Preferred Stock shall not be entitled to participate in any such dividend.

SECTION 6. LIQUIDATION RIGHTS.

(a) VOLUNTARY OR INVOLUNTARY LIQUIDATION. In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series VV Preferred Stock and all holders of any Parity Stock shall be entitled to receive, out of the assets of the Corporation legally available for distribution to stockholders of the Corporation, after satisfaction of all liabilities and obligations to creditors of the Corporation, if any, and subject to the rights of holders of Senior Stock in respect of distributions upon liquidation, dissolution or winding-up of the affairs of the Corporation, and before any distribution of such assets is made to or set aside for the holders of Common Stock and any other Junior Stock, in full an amount equal to $25,000 per share of Series VV Preferred Stock, together with an amount equal to all accumulated and unpaid dividends (whether or not declared), if any. Holders of the Series VV Preferred Stock will not be entitled to any other amounts from the Corporation after they have received their full Liquidation Preference.

(b) PARTIAL PAYMENT. If in any distribution described in Section 6(a) above the assets of the Corporation are not sufficient to pay the Liquidation Preferences in full to all holders of Series VV Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series VV Preferred Stock and to the holders

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of all such other Parity Stock shall be paid *pro rata* in accordance with the respective aggregate Liquidation Preferences of the holders of Series VV Preferred Stock and the holders of all such other Parity Stock. In any such distribution, the "**Liquidation Preference**" of any holder of Preferred Stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including any unpaid, accumulated, cumulative dividends, whether or not declared (and, in the case of any Parity Stock on which dividends accumulate on a non-cumulative basis, an amount equal to any declared but unpaid dividends, as applicable).

(c) RESIDUAL DISTRIBUTIONS. If the Liquidation Preference has been paid in full to all holders of Series VV Preferred Stock and any Parity Stock, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d) MERGER, CONSOLIDATION AND SALE OF ASSETS NOT LIQUIDATION. For purposes of this Section 6, neither the merger or consolidation of the Corporation into or with any other corporation, including a merger or consolidation in which the holders of Series VV Preferred Stock receive cash, securities or other property for their shares, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding-up of the affairs of the Corporation.

SECTION 7. REDEMPTION.

(a) OPTIONAL REDEMPTION. The Series VV Preferred Stock is perpetual and has no maturity date. Holders of the Series VV Preferred Stock will have no right to require the redemption or repurchase of the Series VV Preferred Stock. The Corporation may, at its option, redeem the shares of Series VV Preferred Stock at the time outstanding, upon notice given as provided in Section 7(d) below,

(i) in whole, at any time, or in part, from time to time, on or after September 30, 2026 at a redemption price in cash equal to $25,000 per share of Series VV Preferred Stock (equivalent to $25.00 per Depositary Share); or

(ii) in whole but not in part, at any time prior to September 30, 2026, within 120 days after the conclusion of any review or appeal process instituted by the Corporation following the occurrence of a Ratings Event, or, if no review or appeal process is available or sought with respect to such Ratings Event, at any time within 120 days after the occurrence of such Ratings Event, at a redemption price in cash equal to $25,500 per share of Series VV Preferred Stock (equivalent to $25.50 per Depositary Share),

plus, in each case, an amount equal to accumulated and unpaid dividends (whether or not declared) to, but excluding, the date fixed for redemption.

The redemption price for any shares of Series VV Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared and unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not constitute a part of or be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on the Dividend Record Date relating to such Dividend Payment Date as provided in Section 5 above.

(b) OPTIONAL REDEMPTION UPON A CHANGE OF CONTROL TRIGGERING EVENT. Upon the occurrence of a Change of Control Triggering Event, the Corporation may, at its option, redeem the Series VV Preferred Stock in whole or in part within 120 days after the first date on which such Change of Control Triggering Event occurred (the "**Change of Control Redemption Period**"), at a redemption price equal to $25,000 per share of Series VV Preferred Stock (equivalent to $25.00 per Depositary Share), plus all accumulated and unpaid distributions to, but not including, the redemption date, whether or not declared. If, prior to the Change of Control Conversion Date, the Corporation exercises its right to redeem the Series VV Preferred Stock as described in the immediately preceding sentence or as described under Section 7(a) above, holders of the Series VV Preferred Stock the Corporation has elected to redeem will not have the conversion right described below under Section 13. Any

cash payment to holders of Series VV Preferred Stock will be subject to the limitations contained in the Corporation's revolving credit facility and in any other agreements governing the Corporation's indebtedness.

(c) NO SINKING FUND. The Series VV Preferred Stock will not be subject to any mandatory redemption, sinking fund, retirement fund or purchase fund or other similar provisions. Holders of Series VV Preferred Stock will have no right to require redemption, repurchase or retirement of any shares of Series VV Preferred Stock.

(d) NOTICE OF REDEMPTION. Notice of every redemption of shares of Series VV Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series VV Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series VV Preferred Stock. Notwithstanding the foregoing, if the Series VV Preferred Stock or any depositary shares representing interests in the Series VV Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series VV Preferred Stock at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series VV Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares of Series VV Preferred Stock to be redeemed will cease to accumulate from and after such redemption date.

(e) PARTIAL REDEMPTION. In case of any redemption of only part of the shares of Series VV Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot (or, in the event the Series VV Preferred Stock is in the form of Global Series VV Preferred Stock in accordance with the applicable procedures of DTC in compliance with the then-applicable rules of the NYSE). Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series VV Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(f) EFFECTIVENESS OF REDEMPTION. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accumulate on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

SECTION 8. VOTING RIGHTS.

(a) GENERAL. The holders of Series VV Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) RIGHT TO ELECT TWO DIRECTORS UPON NONPAYMENT EVENTS. If and whenever dividends on any shares of Series VV Preferred Stock shall not have been paid for the equivalent of six quarterly full Dividend Periods (a "**Nonpayment Event**") the number of directors then constituting the Board of Directors shall automatically be increased by two and the holders of Series VV Preferred Stock, together with the holders of any outstanding shares of Voting Preferred Stock, voting together as a single class with each series having a number of votes proportionate to the aggregate liquidation amounts of the outstanding shares of such series, shall be entitled to

elect the two additional directors (the "**Preferred Stock Directors**"), provided that it shall be a qualification for election for any such Preferred Stock Director that the election of such director shall not cause the Corporation to violate the corporate governance requirement of the NYSE (or any other securities exchange or other trading facility on which securities of the Corporation may then be listed or traded) that listed or traded companies must have a majority of independent directors.

In the event that the holders of the Series VV Preferred Stock, and such other holders of Voting Preferred Stock, shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 20% of the Series VV Preferred Stock or of any other such series of Voting Preferred Stock then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders of the Corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series VV Preferred Stock or Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 10 below, or as may otherwise be required by law.

If and when all accumulated and unpaid dividends on the Series VV Preferred Stock shall have been paid in full through the most recently completed Dividend Period following a Nonpayment Event, then the right of the holders of Series VV Preferred Stock to elect the Preferred Stock Directors shall cease (but subject always to revesting of such voting rights in the case of any future Nonpayment Event pursuant to this Section 8) and the number of Dividend Periods in which dividends have not been paid shall be reset to zero, and, if and when any rights of holders of Series VV Preferred Stock and Voting Preferred Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series VV Preferred Stock and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). So long as a Nonpayment Event shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment Event) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Series VV Preferred Stock and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). Any such vote of stockholders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of Preferred Stock Director after a Nonpayment Event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Each Preferred Stock Director elected at any special meeting of stockholders or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as above provided.

(c) OTHER VOTING RIGHTS. So long as any shares of Series VV Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the Corporation shall not without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series VV Preferred Stock and any Voting Preferred Stock (subject to the last paragraph of this Section 8(c)) at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, approve, effect or validate:

(i) AUTHORIZATION OF SENIOR STOCK. Any amendment or alteration of the Certificate of Incorporation or this Certificate of Designation to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock of the Corporation ranking senior to the Series VV

DocuSign Envelope ID: B8964B8B-14B0-4D6A-91E3-42EB9C41059C

Preferred Stock with respect to the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding-up of the affairs of the Corporation;

(ii) AMENDMENT OF SERIES VV PREFERRED STOCK. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation or this Certificate of Designation so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series VV Preferred Stock, taken as a whole; or

(iii) SHARE EXCHANGES, RECLASSIFICATIONS, MERGERS AND CONSOLIDATIONS. Any consummation of a binding share exchange or reclassification involving the Series VV Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series VV Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such Series VV Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series VV Preferred Stock immediately prior to such consummation, taken as a whole;

provided, *however*, that for all purposes of this Section 8(c), any increase in the amount of the authorized or issued Series VV Preferred Stock or authorized Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, of any other series of Preferred Stock ranking equally with and/or junior to the Series VV Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding-up of the affairs of the Corporation will not be deemed to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series VV Preferred Stock.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 8(c) would materially and adversely affect the Series VV Preferred Stock and one or more, but not all, series of Voting Preferred Stock (including the Series VV Preferred Stock for this purpose), then only the Series VV Preferred Stock and such series of Voting Preferred Stock as are materially and adversely affected by and entitled to vote shall vote on the matter together as a single class (in lieu of all other series of Voting Preferred Stock).

(d) CHANGES FOR CLARIFICATION. To the fullest extent permitted by law, without the consent of the holders of the Series VV Preferred Stock, so long as such action does not adversely affect the special rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series VV Preferred Stock, the Corporation may amend, alter, supplement or repeal any terms of the Series VV Preferred Stock for the following purposes:

(i) to cure any ambiguity, omission, inconsistency or mistake in any such agreement or instrument;

(ii) to make any provision with respect to matters or questions relating to the Series VV Preferred Stock that is not inconsistent with the provisions of this Certificate of Designations and that does not adversely affect the rights of any holder of the Series VV Preferred Stock; or

(iii) to make any other change that does not adversely affect the rights of any holder of the Series VV Preferred Stock (other than any holder that consents to such change).

In addition, without the consent of the holders of the Series VV Preferred Stock, the Corporation may amend, alter, supplement or repeal any terms of the Series VV Preferred Stock to conform the terms of the Series VV Preferred Stock to the description thereof in the related prospectus as supplemented and/or amended by the "Description of the Series VV Preferred Stock" section of the preliminary prospectus supplement for the Series VV Preferred Stock, as further supplemented and/or amended by the related pricing term sheet.

(e) CHANGES AFTER PROVISION FOR REDEMPTION. No vote or consent of the holders of Series VV Preferred Stock shall be required pursuant to Section 8(b) or 8(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such subsections, all outstanding shares of Series VV Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 7 above.

(f) PROCEDURES FOR VOTING AND CONSENTS. The rules and procedures for calling and conducting any meeting of the holders of Series VV Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility on which the Series VV Preferred Stock is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series VV Preferred Stock and any Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series VV Preferred Stock are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

SECTION 9. RECORD HOLDERS. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent for the Series VV Preferred Stock may deem and treat the record holder of any share of Series VV Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such Transfer Agent shall be affected by any notice to the contrary.

SECTION 10. NOTICES. All notices or communications in respect of Series VV Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Bylaws or by applicable law.

SECTION 11. NO PREEMPTIVE RIGHTS. No share of Series VV Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

SECTION 12. NO OTHER RIGHTS. The shares of Series VV Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

SECTION 13. CONVERSION RIGHTS UPON A CHANGE OF CONTROL TRIGGERING EVENT. Upon the occurrence of a Change of Control Triggering Event, each holder of Depositary Shares representing interests in the Series VV Preferred Stock will have the right (unless the Corporation has provided notice of its election to redeem Series VV Preferred Stock as described above under Section 7(b) or (d)) to direct the Depositary on such holder's behalf to convert some or all of the Series VV Preferred Stock held by such holder on the Change of Control Conversion Date into a number of Common Shares per Series VV Preferred Stock to be converted equal (the "**Preferred Stock Conversion Consideration**") to the lesser of:

(a) the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per Depositary Share plus the amount of any accumulated and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series VV Preferred Stock dividend payment and prior to the corresponding Series VV Preferred Stock dividend payment date, in which case no additional amount for such accumulated and unpaid distribution will be included in this sum) by (ii) the Common Stock Price, and

(b) 2.584, which is the quotient obtained by dividing (i) the $25.00 liquidation preference per Depositary Share by (ii) one-half of the closing price of Common Stock on the NYSE on August 6, 2021,

DocuSign Envelope ID: B8964B8B-14B0-4D6A-91E3-42EB9C41059C

subject, in each case, to certain adjustments and to provisions for the payment of any Alternative Conversion Consideration (as defined below).

In the case of a Change of Control pursuant to which Common Stock will be converted into cash, securities or other property or assets (including any combination thereof), a holder of Series VV Preferred Stock electing to exercise its Change of Control Conversion Right will receive upon conversion of such Series VV Preferred Stock elected by such holder the kind and amount of such consideration that such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of Common Stock equal to the Preferred Stock Conversion Consideration immediately prior to the effective time of the Change of Control, which the Corporation refer to as the "**Alternative Conversion Consideration**"; *provided, however*, that if the holders of Common Stock have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series VV Preferred Stock electing to exercise their Change of Control Conversion Right will receive will be the form and proportion of the aggregate consideration elected by the holders of Common Stock who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control. The Corporation will not issue fractional Common Stock upon the conversion of the Series VV Preferred Stock. Instead, the Corporation will pay the cash value of such fractional Common Stock.

If the Corporation provides a redemption notice, whether pursuant to its special optional redemption right in connection with a Change of Control Triggering Event as described under Section 7(b) or its option redemption rights as described under Section 7(a), holders of Series VV Preferred Stock will not have any right to convert the Series VV Preferred Stock that the Corporation has elected to redeem and any Series VV Preferred Stock subsequently selected for redemption that have been tendered for conversion pursuant to the Change of Control Conversion Right will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date.

Within five days following the expiration of the Change of Control Redemption Period (or, if the Corporation waive its right to redeem the Series VV Preferred Stock prior to the expiration of the Change of Control Redemption Period, within five days following the date of such waiver), the Corporation will provide to the holders of the Series VV Preferred Stock written notice of the occurrence of the Change of Control Triggering Event that describes the resulting Change of Control Conversion Right. This notice will state the following: (1) the events constituting the Change of Control Triggering Event; (2) the date of the Change of Control Triggering Event; (3) the date on which the Change of Control Redemption Period expired or was waived; (4) the last date on which the holders of Series VV Preferred Stock may exercise their Change of Control Conversion Right; (5) the method and period for calculating the Common Stock Price; (6) the Change of Control Conversion Date; (7) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series VV Preferred Stock; and (8) the procedure that the holders of Series VV Preferred Stock must follow to exercise the Change of Control Conversion Right.

The Corporation will issue a press release for publication through a news or press organization as is reasonably expected to broadly disseminate the relevant information to the public, or post notice on its website, in any event prior to the opening of business on the first Business Day following any date on which we provide the notice described above to the holders of Series VV Preferred Stock.

Holders of Series VV Preferred Stock that choose to exercise their Change of Control Conversion Right will be required prior to the close of business on the third Business Day preceding the Change of Control Conversion Date, to notify the Corporation of the number of shares of Series VV Preferred Stock to be converted and otherwise to comply with any applicable procedures contained in the notice described above or otherwise required by the Securities Depositary for effecting the conversion.

SECTION 14. FORM.

(a) CERTIFICATED SERIES VV PREFERRED STOCK. The Series VV Preferred Stock may be issued in the form of one or more definitive shares in fully registered form in substantially the form attached to this Certificate of Designations as Exhibit A ("**Certificated Series VV Preferred Stock**"), which is incorporated in and expressly

made a part of this Certificate of Designations. Each Certificated Series VV Preferred Stock shall reflect the number of shares of Series VV Preferred Stock represented thereby, and may have notations, legends, or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (*provided* that any such notation, legend, or endorsement is in a form acceptable to the Corporation). Each Certificated Series VV Preferred Stock shall be registered in the name or names of the Person or Persons specified by the Corporation in a written instrument to the Registrar.

(b) GLOBAL SERIES VV PREFERRED STOCK. If The Depositary Trust Company or another depositary reasonably acceptable to the Corporation (the "**Global Depositary**") is willing to act as depositary for the Global Series VV Preferred Stock, a holder who is an Agent Member may request the Corporation to issue one or more shares of Series VV Preferred Stock in global form with the global legend (the "**Global Legend**") as set forth on the form of Series VV Preferred Stock certificate attached to this Certificate of Designations as Exhibit A ("**Global Series VV Preferred Stock**"), in exchange for the Certificated Series VV Preferred Stock held by such holder, with the same terms and of equal aggregate Liquidation Preference Amount. The Global Series VV Preferred Stock may have notations, legends, or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend, or endorsement is in a form acceptable to the Corporation). Any Global Series VV Preferred Stock shall be deposited on behalf of the holders of the Series VV Preferred Stock represented thereby with the Registrar, at the principal office of the Registrar at which at any particular time its registrar business is administered, which is currently located at Computershare Trust Company, N.A., 150 Royall Street, Canton, Massachusetts 02021, as custodian for the Global Depositary, and registered in the name of the Global Depositary or a nominee of the Global Depositary, duly executed by the Corporation and countersigned and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by each Global Series VV Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Global Depositary or its nominee as hereinafter provided. This Section 14(b) shall apply only to Global Series VV Preferred Stock deposited with or on behalf of the Global Depositary. The Corporation shall execute and the Registrar shall, in accordance with this Section 14(b), countersign and deliver any Global Series VV Preferred Stock that (i) shall be registered in the name of Cede & Co. or other nominee of the Global Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Global Depositary pursuant to an agreement between the Global Depositary and the Registrar. Members of, or participants in, the Global Depositary ("**Agent Members**") shall have no rights under this Certificate of Designations, with respect to any Global Series VV Preferred Stock held on their behalf by the Global Depositary or by the Registrar as the custodian for the Global Depositary, or under such Global Series VV Preferred Stock, and the Global Depositary may be treated by the Corporation, the Registrar, and any agent of the Corporation or the Registrar as the absolute owner of such Global Series VV Preferred Stock for all purposes whatsoever.

Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar, or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy, or other authorization furnished by the Global Depositary or impair, as between the Global Depositary and its Agent Members, the operation of customary practices of the Global Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Series VV Preferred Stock. The holder of the Global Series VV Preferred Stock may grant proxies or otherwise authorize any Person to take any action that a holder is entitled to take pursuant to the Global Series VV Preferred Stock, this Certificate of Designations, or the Certificate of Incorporation. Owners of beneficial interests in Global Series VV Preferred Stock shall not be entitled to receive physical delivery of Certificated Series VV Preferred Stock, unless (x) the Global Depositary notifies the Corporation that it is unwilling or unable to continue as Global Depositary for the Global Series VV Preferred Stock and the Corporation does not appoint a qualified replacement for the Global Depositary within 90 days after such notice, (y) the Global Depositary ceases to be a "clearing agency" registered pursuant to Section 17A of the Exchange Act when the depositary is required to be so registered and so notifies the Corporation, and the Corporation does not appoint a qualified replacement for the Global Depositary within 90 days after such notice or (z) the Corporation in its sole discretion and subject to the Global Depositary's procedures determines that the Series VV Preferred Stock shall be exchangeable for Certificated Series VV Preferred Stock. In any such case, the Global Series VV Preferred Stock shall be exchanged in whole for Certificated Series VV Preferred Stock, with the same terms and of an equal aggregate Liquidation Preference Amount, and such Certificated Series VV Preferred Stock shall be registered in the name or names of the Person or Persons specified by the Global Depositary in a written instrument delivered to the Transfer Agent and Registrar.

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[*Remainder of Page Intentionally Left Blank*]

IN WITNESS WHEREOF, TELEPHONE AND DATA SYSTEMS, INC. has caused this Certificate of Designations to be signed by its Executive Vice President and Chief Financial Officer and Vice President and Treasurer on this 13th day of August, 2021.

TELEPHONE AND DATA SYSTEMS, INC.

By: DocuSigned by: Peter Sereda

Name: Peter L. Sereda

Title: Executive Vice President and Chief Financial Officer

TELEPHONE AND DATA SYSTEMS, INC.

By: DocuSigned by: [signature] BCDBA887B9B24AD...

Name: John M. Toomey

Title: Vice President and Treasurer

DocuSign Envelope ID: B8964B8B-14B0-4D6A-91E3-42EB9C41059C

Exhibit A

DocuSign Envelope ID: B8964B8B-14B0-4D6A-91E3-42EB9C41059C

[FORM OF FACE OF CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF , TO TELEPHONE AND DATA SYSTEMS, INC. OR COMPUTERSHARE TRUST COMPANY, N.A., AS TRANSFER AGENT (THE "**TRANSFER AGENT**"), AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF (AND ANY PAYMENT IS MADE TO , OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, COMPUTERSHARE TRUST COMPANY, N.A., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SERIES VV PREFERRED STOCK CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS [GLOBAL] SERIES VV PREFERRED STOCK CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE RELATED CERTIFICATE OF DESIGNATIONS. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

DocuSign Envelope ID: B8964B8B-14B0-4D6A-91E3-42EB9C41059C

TELEPHONE AND DATA SYSTEMS, INC.

Incorporated under the laws of
the State of Delaware

CUSIP: 879433753
ISIN: US8794337530

6.000% SERIES VV CUMULATIVE REDEEMABLE
PERPETUAL PREFERRED STOCK

THIS CERTIFICATE IS TRANSFERRABLE IN

NEW YORK, NY:

This is to certify that is the registered owner of shares of fully paid and non-assessable 6.000% Series VV Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value and a liquidation preference of $25,000 per share of TELEPHONE AND DATA SYSTEMS, INC., a Delaware corporation (the "**Corporation**"), transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: ______________________

TELEPHONE AND DATA SYSTEMS, INC.

By: ______________________
Name:
Title:

TELEPHONE AND DATA SYSTEMS, INC.

By: ______________________
Name:
Title:

Countersigned and registered

COMPUTERSHARE TRUST COMPANY, N.A.

By: ______________________

Authorized Officer

[FORM OF REVERSE OF CERTIFICATE]

TELEPHONE AND DATA SYSTEMS, INC.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. Such request should be addressed to the Corporation or the Transfer Agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with rights of survivorship and not as tenants in common

UNIF GIFT MIN ACT - Custodian

(Cust) (Minor)

under Uniform Gift to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

DocuSign Envelope ID: B8964B8B-14B0-4D6A-91E3-42EB9C41059C

For Value Received, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s)
Guaranteed: ______________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

CERTIFICATE OF AMENDMENT
TO THE RESTATED CERTIFICATE OF INCORPORATION OF
TELEPHONE AND DATA SYSTEMS, INC.

Telephone and Data Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the "***Corporation***"), does hereby certify that:

1. Article VII. of the Corporation's Restated Certificate of Incorporation, as amended, is hereby amended and restated in its entirety as follows:

ARTICLE VII

To the fullest extent permitted by the DGCL or any other applicable law presently or hereafter in effect, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of any fiduciary duty owed to the Corporation or its shareholders; *provided* that this provision shall not relieve a director or officer from liability (a) for any breach of the director's or officer's duty of loyalty to the Corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (c) for transactions from which the director or officer derives an improper personal benefit. This Article VII shall not relieve a director from liability under Section 174 of the DGCL. This Article shall not apply to acts or omissions occurring prior to its effectiveness. No amendment to, expiration of or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment, expiration or repeal.

2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

* * * * *

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:01 PM 05/21/2026
FILED 12:01 PM 05/21/2026
SR 20262775171 - File Number 2796205

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on this 21st day of May, 2026.

TELEPHONE AND DATA SYSTEMS, INC.

By: [signature]

Elsa Ansani
Vice President – Internal Audit and Corporate Secretary